REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Allis-Chalmers Energy Inc.
Houston, Texas
      We have audited the accompanying consolidated balance sheet of Allis-Chalmers Energy Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allis-Chalmers Energy Inc. and subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 2 to the consolidated financial statements, the Company restated the consolidated financial statements as of and for the year ended December 31, 2004.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
April 8, 2005, except as to Note 2 which date
is August 5, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Allis-Chalmers Energy Inc.
Houston, Texas
      We have audited the accompanying consolidated balance sheet of Allis-Chalmers Energy Inc. as of December 31, 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allis-Chalmers Energy Inc. as of December 31, 2003, and the results of consolidated operations and cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 2 to the consolidated financial statements, the Company restated the consolidated financial statements as of and for the year ended December 31, 2003.

/s/ GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
March 3, 2004, except as to Note 11 which date is
June 10, 2004, Notes 17 and 19 which date is February 10, 2005 and
Note 2 which date is August 5, 2005.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2003

		(restated)
	(in thousands, except
	for share amounts)
ASSETS
Cash and cash equivalents	$7,344	$1,299
Trade receivables, net of allowance for doubtful accounts of $265 and $168 at December 31, 2004 and 2003, respectively	12,986	8,823
Inventory	2,373	—
Lease receivable, current	180	180
Prepaid expenses and other	1,495	887

Total current assets	24,378	11,189

Property and equipment, at costs net of accumulated depreciation of $5,251 and $2,586 at December 31, 2004 and 2003, respectively	37,679	31,128
Goodwill	11,776	7,661
Other intangible assets, net of accumulated amortization of $2,036 and $1,254 at December 31, 2004 and 2003, respectively	5,057	2,290
Debt issuance costs, net of accumulated amortization of $828 and $462 at December 31, 2004 and 2003, respectively	685	567
Lease receivable, less current portion	558	787
Other Assets	59	40

Total assets	$80,192	$53,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$5,541	$3,992
Trade accounts payable	5,694	3,133
Accrued salaries, benefits and payroll taxes	615	591
Accrued interest	470	152
Accrued expenses	1,852	1,761
Accounts payable, related parties	740	787

Total current liabilities	14,912	10,416
Accrued postretirement benefit obligations	687	545
Long-term debt, net of current maturities	24,932	28,241
Other long-term liabilities	129	270
Redeemable warrants	—	1,500
Redeemable convertible preferred stock, $0.01 par value (4,200,000 shares authorized; 3,500,000 issued and outstanding at December 31, 2003)($1 redemption value) including accrued dividends	—	4,171

Total liabilities	40,660	45,143
Commitments and Contingencies (Note 9 and Note 21)
Minority interests	4,423	3,978
STOCKHOLDERS’ EQUITY (NOTE 10)
Common stock, $0.01 par value (20,000,000 shares authorized; 13,611,525 and 3,926,668 issue and outstanding at December 31, 2004 and December 31, 2003, respectively	136	39
Capital in excess of par value	40,331	10,748
Accumulated deficit	(5,358)	(6,246)

Total stockholders’ equity	35,109	4,541

Total liabilities and stockholders’ equity	$80,192	$53,662

The accompanying Notes are an integral part of the Consolidated Financial Statements.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended December 31,

	2004	2003	2002

	(restated)	(restated)
Revenues	$47,726	$32,724	$17,990
Cost of revenues	35,300	24,029	14,640

Gross margin	12,426	8,695	3,350
General and administrative expense	8,011	6,169	3,792
Personnel restructuring costs	—	—	495
Abandoned acquisition/private placement costs	—	—	233
Post retirement medical costs	188	(99)	(98)

Total operating expenses	8,199	6,070	4,422

Income (loss) from operations	4,227	2,625	(1,072)
Other income (expense):
Interest income	32	3	49
Interest expense	(2,808)	(2,467)	(2,256)
Minority interests in income of subsidiaries	(321)	(343)	(189)
Factoring costs on note receivable	—	—	(191)
Settlement on lawsuit	—	1,034	—
Gain on sale of interest in AirComp	—	2,433	—
Other	272	12	(40)

Total other income (expense)	(2,825)	672	(2,627)

Net income (loss) before income taxes	1,402	3,297	(3,699)
Provision for foreign income tax	(514)	(370)	(270)

Net income (loss)	888	2,927	(3,969)
Preferred stock dividend	(124)	(656)	(321)

Net income (loss) attributed to common stockholders	$764	$2,271	$(4,290)

Income (loss) per common share — basic	$0.10	$0.58	$(1.14)

Income (loss) per common share — diluted	$0.09	$0.50	$(1.14)

Weighted average number of common shares outstanding:
Basic	7,930	3,927	3,766

Diluted	9,510	5,850	3,766

The accompanying Notes are an integral part of the Consolidated Financial Statements.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(in thousands, except share amounts)

	Common Stock		Capital in
			Excess of	Accumulated
	Shares	Amount	Par Value	Deficit	Total

Balances, December 31, 2001	2,317,626	$23	$6,431	$(5,204)	$1,250
Issuance of common stock in connection with the purchase of Jens’	279,570	3	627	—	630
Issuance of stock purchase warrants in connection with the purchase of Jens’	—	—	47	—	47
Issuance of common stock in connection with the purchase of Strata	1,311,972	13	2,939	—	2,952
Issuance of stock purchase warrants in connection with the purchase of Strata	—	—	267	—	267
Issuance of common stock in connection with the purchase of Strata	17,500	—	153	—	153
Accrual of preferred dividends	—	—	(321)	—	(321)
Net (Loss)	—	—	—	(3,969)	(3,969)

Balances, December 31, 2002	3,926,668	$39	$10,143	$(9,173)	$1,009
Effect of consolidation of AirComp	—	—	955	—	955
Accrual of preferred dividends	—	—	(350)	—	(350)
Net Income (RESTATED)	—	—	—	2,927	2,927

Balances, December 31, 2003, as restated (RESTATED)	3,926,668	$39	$10,748	$(6,246)	$4,541
Issuance of common stock in connection with the $2 million equity raise	620,000	6	1,544	—	1,550
Issuance of stock purchase warrants in Connection with the $2 million equity raise	—	—	450	—	450
Issuance of common stock in Connection with the $16.4 million equity raise	5,461,301	55	14,056	—	14,111
Issuance of stock purchase warrants in Connection with the $16.4 million equity raise	—	—	641	—	641
Issuance of common stock in connection With the 19% conversion of Jens	1,300,000	13	6,421	—	6,434
Conversion of preferred stock	1,718,090	17	4,278	—	4,295
Issuance of common stock for services	14,000	—	97	—	97
Issuance of common stock for services	3,000	—	2	—	2
Issuance of stock purchase warrants in Connection with the issuance of debt	—	—	47	—	47
Issuance of common stock for Purchase of Downhole Injector Systems	568,466	6	2,171	—	2,177
Accrual of preferred dividends	—	—	(124)	—	(124)
Net Income	—	—	—	888	888

Balances, December 31, 2004	13,611,525	$136	$40,331	$(5,358)	$35,109

The accompanying Notes are an integral part of the Consolidated Financial Statements.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,

	2004	2003	2002

	(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$888	$2,927	$(3,969)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation expense	2,702	2,052	1,837
Amortization expense	876	884	744
Issuance of stock options for services	14	—	—
Amortization of discount on debt	350	516	475
(Gain) on change in PBO liability	—	(125)	—
(Gain) on settlement of lawsuit	—	(1,034)	—
(Gain) on sale of interest in AirComp	—	(2,433)	—
Minority interest in income of subsidiaries	321	343	189
Loss on sale of property	—	82	119
Changes in working capital:
Decrease (increase) in accounts receivable	(2,292)	(4,414)	(713)
Decrease (increase) in due from related party	(7)	—	61
Decrease (increase) in other current assets	(612)	(1,260)	1,644
Decrease (increase) in other assets	(19)	1	902
Decrease (increase) in lease deposit	—	525	176
(Decrease) increase in accounts payable	1,140	2,251	1,316
(Decrease) increase in accrued interest	299	(126)	651
(Decrease) increase in accrued expenses	(276)	397	(339)
(Decrease) increase in other long-term liabilities	(141)	—	(123)
(Decrease) increase in accrued employee benefits and payroll taxes	19	1,293	(788)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,262	1,879	2,182
Cash flows from investing activities:
Acquisition of Jens’, net of cash acquired	—	—	(8,120)
Acquisition of Strata, net of cash acquired	—	—	(179)
Acquisition of Safco	(947)	—	—
Acquisition of Diamond Air, net of cash acquired	(2,530)	—	—
Acquisition of Downhole Services, net of cash acquired	(982)	—	—
Purchase of equipment	(4,603)	(5,354)	(518)
Proceeds from sale of equipment	—	843	367

NET CASH USED IN INVESTING ACTIVITIES	(9,062)	(4,511)	(8,450)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	8,169	14,127	9,683
Payments on long-term debt	(13,505)	(10,826)	(4,079)
Payments on related party debt	—	(246)	—
Proceeds from issuance of common stock	16,883	—	—
Borrowings on lines of credit	689	1,138	1,246
Debt issuance costs	(391)	(408)	(588)

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,845	3,785	6,262

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,045	1,153	(6)
Cash and cash equivalents:
Beginning of year	1,299	146	152

END OF YEAR	$7,344	$1,299	$146

SUPPLEMENTAL INFORMATION:
Interest paid	$2,159	$2,341	$1,082

Foreign taxes paid	$514	$370	$270

The accompanying Notes are an integral part of the Consolidated Financial Statements.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003, AND 2002

Note 1 —	Nature of Business and Summary of Significant Accounting Policies
Organization of Business
      Allis-Chalmers Energy Inc. (“Allis-Chalmers” or the “Company”) was incorporated in Delaware in 1913. OilQuip Rentals, Inc., an oil and gas rental company (“OilQuip”), was incorporated on February 4, 2000 to find and acquire acquisition targets to operate as subsidiaries.
      On February 6, 2001, OilQuip, through its subsidiary, Mountain Compressed Air Inc. (“Mountain Air”), a Texas corporation, acquired certain assets of Mountain Air Drilling Service Co., Inc. (“MADSCO”), whose business consists of providing equipment and trained personnel in the Four Corners area of the southwestern United States. Mountain Air primarily provides compressed air equipment and related products and services and trained operators to companies in the business of drilling for natural gas. On May 9, 2001, OilQuip merged into a subsidiary of Allis-Chalmers Energy Inc. (“Allis-Chalmers” or the “Company”). In the merger, all of OilQuip’s outstanding common stock was converted into 2.0 million shares of Allis-Chalmers’ common stock. For legal purposes, Allis-Chalmers acquired OilQuip, the parent company of Mountain Air. However, for accounting purposes, OilQuip was treated as the acquiring company in a reverse acquisition of Allis-Chalmers.
      On February 6, 2002, the Company acquired 81% of the outstanding stock of Jens’ Oilfield Service, Inc. (“Jens”’), which supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells. On February 2, 2002, the Company also purchased substantially all of the outstanding common stock and preferred stock of Strata Directional Technology, Inc. (“Strata”), which provides high-end directional and horizontal drilling services for specific targeted reservoirs that cannot be reached vertically.
      In July 2003, through its subsidiary Mountain Air, the Company entered into a limited liability company operating agreement with a division of M-I L.L.C. (“M-I”), a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited), to form a Texas limited liability company named AirComp LLC (“AirComp”). The assets contributed by Mountain Air were recorded at Mountain Air’s historical cost of $6.3 million, and the assets contributed by M-I were recorded at fair market value of $10.3 million. The Company owns 55% and M-I owns 45% of AirComp. As a result of the Company’s controlling interest and operating control, the Company consolidated AirComp in its financial statements. AirComp is in the compressed air drilling services segment.
      On September 23, 2004, the Company acquired 100% of the outstanding stock of Safco Oil Field Products, Inc. (“Safco”) for $1.0 million. Safco leases spiral drill pipe and provides related oilfield services to the oil drilling industry.
      On September 30, 2004, the Company acquired the remaining 19% of Jens’ in exchange for 1.3 million shares of its common stock. The total value of the consideration paid to the seller, Jens Mortensen, was $6.4 million which was equal to the number of shares of common stock issued to Mr. Mortensen multiplied by the last sale price ($4.95) of the common stock as reported on the American Stock Exchange on the date of issuance.
      On November 10, 2004, AirComp acquired substantially all the assets of Diamond Air Drilling Services, Inc. and Marquis Bit Co., L.L.C. collectively (“Diamond Air”) for $4.6 million in cash and the assumption of approximately $450,000 of accrued liabilities. The Company contributed $2.5 million and M-I L.L.C. contributed $2.1 million to AirComp LLC in order to fund the purchase. Diamond Air provides air drilling technology and products to the oil and gas industry in West Texas, New Mexico and Oklahoma. Diamond Air is a leading provider of air hammers and hammer bit products.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On December 10, 2004, the Company acquired Downhole Injection Services, LLC (“Downhole”) for approximately $1.1 million in cash, 568,466 shares of common stock and payment or assumption of $950,000 of debt. Downhole is headquartered in Midland, Texas, and provides chemical treatments to wells by inserting small diameter, stainless steel coiled tubing into producing oil and gas wells.
Vulnerabilities and Concentrations
      The Company provides oilfield services in several regions, including the states of California, Texas, Utah, Louisiana and New Mexico, the Gulf of Mexico and southern portions of Mexico. The nature of the Company’s operations and the many regions in which it operates subject it to changing economic, regulatory and political conditions. The Company is vulnerable to near-term and long-term changes in the demand for and prices of oil and natural gas and the related demand for oilfield service operations.
Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future events and their effects cannot be perceived with certainty. Accordingly, the Company’s accounting estimates require the exercise of judgment. While management believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts, recoverability of long-lived assets and intangibles, useful lives used in depreciation and amortization, income taxes and valuation allowances. The accounting estimates used in the preparation of the consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes.
Principles of Consolidation
      The consolidated financial statements include the accounts of Allis-Chalmers and its subsidiaries. The Company’s subsidiaries at December 31, 2004 are Mountain Air, AirComp (55% owned), Jens’, Strata, Safco and Downhole. All significant inter-company transactions have been eliminated.
Revenue Recognition
      The Company provides rental equipment and drilling services to its customers at per day and per job contractual rates and recognizes the drilling related revenue as the work progresses and when collectibility is reasonably assured. The Securities and Exchange Commission’s (SEC) Staff Accounting Bulletin (SAB) No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (“SAB No. 104”), provides guidance on the SEC staff’s views on the application of generally accepted accounting principles to selected revenue recognition issues. The Company’s revenue recognition policy is in accordance with generally accepted accounting principles and SAB No. 104.
Allowance for Doubtful Accounts
      Accounts receivable are customer obligations due under normal trade terms. The Company sells its services to oil and natural gas drilling companies. The Company performs continuing credit evaluations of its customers’ financial condition and although the Company generally does not require collateral, letters of credit may be required from customers in certain circumstances.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company records an allowance for doubtful accounts based on specifically identified amounts that are uncollectible. The Company has a limited number of customers with individually large amounts due at any given date. Any unanticipated change in any one of these customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. As of December 31, 2004 and 2003, the Company had recorded an allowance for doubtful accounts of $265,000 and $168,000 respectively. Bad debt expense was $104,000, $136,000 and $32,000 for the years ended December 31, 2004, 2003 and 2002, respectively.
Cash Equivalents
      The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.
Inventories
      Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (“FIFO”) method or the average cost method, which approximates FIFO, and includes the cost of materials, labor and manufacturing overhead.
Property and Equipment
      Property and equipment is recorded at cost less accumulated depreciation.
      Maintenance and repairs are charged to operations when incurred. Maintenance and repairs expense was $575,803, $568,996, and $631,939 for the years ended December 31, 2004, 2003 and 2002, respectively. Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.
      The cost of property and equipment currently in service is depreciated over the estimated useful lives of the related assets, which range from three to twenty years. Depreciation is computed on the straight-line method for financial reporting purposes. Depreciation expense charged to operations was $2.7 million for the year ended December 31, 2004, $2.1 million for the year ended December 31, 2003, and $1.8 million for the year ended December 31, 2002.
Goodwill, Intangible Assets and Amortization
      On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. Goodwill, including goodwill associated with equity method investments, and other intangible assets with infinite lives are not amortized, but tested for impairment annually or more frequently if circumstances indicate that impairment may exist. Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset’s estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.
      The Company performs impairment tests on the carrying value of its goodwill on an annual basis as of December 31st for the Mountain Air and Strata operating subsidiaries, respectively. As of December 31, 2004 and 2003, no evidence of impairment exists.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
AirComp and Sale of Interest in Venture
      The Company has adopted SEC Staff Accounting Bulletin (SAB) No. 51, Accounting for Sales of Stock by a Subsidiary, to account for its investment in AirComp. AirComp has been accounted for and consolidated as a subsidiary under SFAS No. 141, BUSINESS COMBINATIONS. Pursuant to SAB No. 51, the Company has recorded its own contribution of assets and liabilities at its historical cost basis. Since liabilities exceeded assets, the Company’s basis in AirComp was a negative amount. The Company has accounted for the assets contributed by M-I at a fair market value as determined by an outside appraiser. The Company issued M-I a 45% interest in AirComp in exchange for the assets contributed to AirComp. As a result of the formation of the venture and its retention of 55% interest in the venture, the Company realized an immediate gain to the extent of its negative basis and its 55% interest in the combined assets and liabilities of the venture. In accordance with SAB No. 51, the Company has recorded its negative basis investment in AirComp as an addition to equity and its share of the combined assets and liabilities realized from M-I assets as non-operating income.
Impairment of Long-Lived Assets
      Long-lived assets, which include property, plant and equipment and other intangible assets, and certain other assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense. The impairment loss is determined by comparing the fair value, as determined by a discounted cash flow analysis, with the carrying value of the related assets.
Financial Instruments
      Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt. The carrying values of cash and cash equivalents and accounts receivable and payable approximate fair value due to their sort-term nature. The Company believes the fair values and the carrying value of the Company’s debt would not be materially different due to the instruments’ interest rates approximating market rates for similar borrowings at December 31, 2004 and 2003.
Concentration of Credit and Customer Risk
      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company transacts its business with several financial institutions. However, the amount on deposit in two financial institutions exceeded the $100,000 federally insured limit at December 31, 2004 by a total of $7.1 million. Management believes that the financial institutions are financially sound and the risk of loss is minimal.
      The Company sells its services to major and independent domestic and international oil and gas companies. The Company performs ongoing credit valuations of its customers and provides allowances for probable credit losses where appropriate.
      For the year ended December 31, 2004, Matyep in Mexico represented 10.8%, and Burlington Resources represented 10.1% of our consolidated revenues, respectively. For the year ended December 31, 2003, Matyep, Burlington Resources, Inc., and El Paso Energy Corporation represented 10.2%, 11.1% and 14.1%, respectively, of our consolidated revenues. Revenues from Matyep represented 98.0% and 100% of our international revenues in 2004 and 2003.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Debt Issuance Costs
      The costs related to the issuance of debt are capitalized and amortized to interest expense using the straight-line method over the maturity periods of the related debt.
Income Taxes
      The Company has adopted the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES (“SFAS NO. 109”). SFAS NO. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, the deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Personnel Restructuring Costs
      The Company has recorded and classified separately from recurring selling, general and administrative costs approximately $495,000 incurred to terminate and relocate several members of management in September 2002.
Stock-Based Compensation
      The Company accounts for its stock-based compensation using Accounting Principle Board Opinion No. 25 (“APB No. 25”). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (“SFAS 123”). The Company also adopted the disclosure-only provisions of SFAS No. 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized under APB No. 25. Had compensation expense for the options granted been recorded based on the fair value at the grant date for the options, consistent with the provisions of SFAS 123, the Company’s net income/(loss) and net income/(loss) per share for the years ended December 31, 2004, 2003, and 2002 would have been decreased to the pro forma amounts indicated below.

	For the Year Ended December 31,

	2004	2003	2002

	(restated)	(restated)
	(in thousands, except per share)
Net income/(loss): As reported	$764	$2,271	$(4,290)
Less total stock based employee compensation expense determined under fair value based method for all awards net of tax related effects	(1,072)	(2,314)	—

Pro-forma net income (loss) to common stockholders’	$(308)	$(43)	$(4,290)

Net income/(loss) per share:
Basic As reported	$0.10	$0.58	$(1.14)
Pro forma	(0.04)	(0.01)	(1.14)

Diluted As reported	$0.09	$0.50	$(1.14)
Pro forma	(0.02)	0.10	(1.14)

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Options were granted in 2004 and 2003. See Note 12 for further disclosures regarding stock options. The following assumptions were applied in determining the pro forma compensation costs:

	For the Year Ended December 31,

	2004	2003	2002

Expected dividend yield	—	—	—
Expected price volatility	89.76%	265.08%	—
Risk-free interest rate	7.0%	6.25%	—
Expected life of options	7 years	7 years	—
Weighted average fair value of options granted at market value	$3.19	$2.78	$—
Segments of an Enterprise and Related Information
      The Company discloses the results of its segments in accordance with SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION (“SFAS No. 131”). The Company designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company’s reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. At December 31, 2003 the Company operated in three segments organized by service line: casing and tubing services, directional drilling services and compressed air drilling services. The Company acquired Safco in September 2004 and Downhole in December 2004. These companies are engaged in rental tools (Safco) and production services (Downhole). The operations from these two companies have been aggregated into the Other Services segment as of December 31, 2004. Please see Note 18 for further disclosure of segment information in accordance with SFAS No. 131.
Pension and Other Post Retirement Benefits
      SFAS No. 132, EMPLOYER’S DISCLOSURES ABOUT PENSION AND OTHER POST RETIREMENT BENEFITS (“SFAS No. 132”), requires certain disclosures about employers’ pension and other post retirement benefit plans and specifies the accounting and measurement or recognition of those plans. SFAS No. 132 requires disclosure of information on changes in the benefit obligations and fair values of the plan assets that facilitates financial analysis. Please see Note 3 for further disclosure in accordance with SFAS No. 132.
Income (Loss) Per Common Share
      The Company computes income (loss) per common share in accordance with the provisions of SFAS No. 128, EARNINGS PER SHARE (“SFAS No. 128”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted earnings per share. Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. For periods through April 12, 2004, preferred dividends (see Note 10) are deducted from net income (loss) and have been considered in the calculation of income available to common stockholders in computing basic earnings per share. Diluted earnings per share is similar to basic earnings per share, but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible preferred stock, stock options, etc.) as if they had been converted. Potential dilutive common shares that have an anti-dilutive effect (e.g., those that increase income per share or decrease loss per share) are excluded from diluted earnings per share. As a result of the Company’s net loss for the year ended December 31, 2002, common stock equivalents have been excluded because their effect would be anti-dilutive.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The components of basic and diluted earnings per share are as follows:

	2004	2003

	(restated)	(restated)
	(in thousands, except
	earnings per share)
Year Ended December 31,
Numerator:
Net income available for common stockholders	$764	$2,271
Plus income impact of assumed conversions:
Preferred stock dividends/interest	124	656

Net income (loss) applicable to common stockholders Plus assumed conversions	$888	$2,927

Denominator:
Denominator for basic earnings per share — weighted average shares outstanding	7,930	3,927
Effect of potentially dilutive common shares:
Convertible preferred stock and employee and director stock options	1,580	1,923

Denominator for diluted earnings per share — weighted average shares outstanding and assumed conversions	9,510	5,850
Basic earnings (loss) per share	$0.10	$0.58

Diluted earning (loss) per share	$0.09	$0.50

Reclassification
      Certain prior period balances have been reclassified to conform to current year presentation.
New Accounting Pronouncements
      In November 2004, the FASB issued SFAS No. 151, INVENTORY COSTS — an Amendment of ARB No. 43, Chapter 4, which amends the guidance in ARB No. 43 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 requires that these items be recognized as current period charges. In addition, SFAS No. 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are currently evaluating the provisions of SFAS No. 151 and will adopt SFAS No. 151 on January 1, 2006.
      In December 2004, the FASB issued SFAS No. 123R, SHARE-BASED PAYMENT (SFAS 123R). SFAS 123R revises SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and focuses on accounting for share-based payments for services by employer to employee. The statement requires companies to expense the fair value of employee stock options and other equity-based compensation at the grant date. The statement does not require a certain type of valuation model and either a binomial or Black-Scholes model may be used. The provisions of SFAS 123R are effective for financial statements for Annual or interim periods beginning after June 15, 2005. We are currently evaluating the method of adoption and the impact on our operating results. Our future cash flows will not be impacted by the adoption of this standard.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In December 2004, the FASB issued FASB Staff Position No. 109-1 (“FSP 109-1”), Application of FASB Statement No. 109, “ACCOUNTING FOR INCOME TAXES” (“SFAS No. 109”) to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, which provides guidance on the recently enacted American Jobs Creation Act of 2004 (the “Act”). The Act provides a tax deduction for income from qualified domestic production activities. FSP 109-1 provides for the treatment of the deduction as a special deduction as described in SFAS No. 109. As such, the deduction will have no effect on existing deferred tax assets and liabilities. The impact of the deduction is to be reported in the period in which the deduction is claimed on our U.S. tax return. We do not expect that this deduction will have a material impact on our effective tax rate in future years. FSP 109-1 is effective prospectively as of January 1, 2005.

Note 2 —	Restatement
      The Company understated diluted earnings per share due to an incorrect calculation of its weighted average diluted shares outstanding for the third quarter of 2003, for the year ended December 31, 2003, for each of the first three quarters of 2004, for the year ended December 31, 2004 and the for the quarter ended March 31, 2005. In addition, the Company understated basic earnings per share due to an incorrect calculation of its weighted average basic shares outstanding for the quarter ended September 30, 2004. Consequently, the Company has restated its financial statements for each of those periods. The incorrect calculation resulted from a mathematical error and an improper application of SFAS 128, Earnings Per Share. The effect of the restatement is to reduce weighted average diluted shares outstanding for each period and to reduce weighted average basic shares outstanding for the quarter ended September 30, 2004. Consequently, weighted average diluted earnings per share were increased for each period and weighted average basic earnings per share was increased for the quarter ended September 30, 2004.
      A restated earnings per share calculation for the quarter ended March 31, 2005, for the years ended December 31, 2004 and 2003, and for the quarter ended September 30, 2003 reflecting the above adjustments to our results as previously restated (see below), is presented below. The amounts are in thousands, except for share amounts:

	Three Months Ended March 31, 2005

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — diluted	$0.09	$0.02	$0.11

Weighted average number of common shares outstanding —
diluted	17,789	(3,094)	14,695

	Year Ended December 31, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — diluted	$0.07	$0.02	$0.09

Weighted average number of common shares outstanding —
diluted	11,959	(2,449)	9,510

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended September 30, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — basic	$0.04	$0.02	$0.06

Income/(loss) per common share — diluted	$0.04	$0.01	$0.05

Weighted average number of common shares outstanding:
Basic	11,599	(3,301)	8,298

Diluted	14,407	(4,579)	9,828

	Three Months Ended June 30, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — diluted	$0.04	$0.01	$0.05

Weighted average number of common shares outstanding — diluted	10,237	(2,618)	7,619

	Three Months Ended March 31, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — diluted	$0.05	$0.03	$0.08

Weighted average number of common shares outstanding — diluted	5,762	478	6,240

	Year Ended December 31, 2003

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — diluted	$0.39	$0.11	$0.50

Weighted average number of common shares outstanding — diluted	5,761	89	5,850

	Three Months Ended September 30, 2003

	As
	Previously		As
	Reported	Adjustments	Restated

Income/(loss) per common share — diluted	$0.60	$(0.01)	$0.59

Weighted average number of common shares outstanding — diluted	5,761	208	5,969

      In connection with the formation of AirComp in 2003, the Company and M-I contributed assets in exchange for a 55% interest and 45% interest, respectively, in AirComp. The Company originally accounted for the formation of AirComp as a joint venture, but in February 2005, determined that the transaction should have been accounted for using purchase accounting pursuant to SFAS No. 141,

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Business Combinations and accounting for the sale of an interest in a subsidiary in accordance with SAB No. 51. Consequently, the Company in March 2005 restated its financial statements for the first three quarters of 2003, for the year ended December 31, 2003 and for the three quarters ended September 30, 2004, to reflect the following adjustments:
      INCREASE IN BOOK VALUE OF FIXED ASSETS. Under joint venture accounting, the Company originally recorded the value of the assets contributed by M-I to AirComp at M-I’s historical cost of $6.9 million. Under purchase accounting, the Company increased the recorded value of the assets contributed by M-I by approximately $3.3 million to $10.3 million to reflect their fair market value as determined by a third party appraisal. In addition, under joint venture accounting, the Company established negative goodwill which reduced fixed assets in the amount of $1,550,000. Under purchase accounting, the Company increased fixed assets by $1.6 million to reverse the negative goodwill previously recorded. Therefore, fixed assets have been increased by a total of $4.9 million.
      INCREASE IN MINORITY INTEREST AND PAID IN CAPITAL. Under purchase accounting, minority interest and capital in excess of par were increased by $1.5 million and $955,000, respectively.
      RECOGNITION OF NON-OPERATING GAIN. Under joint venture accounting, no gain or loss was recognized in connection with the formation of AirComp. Under purchase accounting, we recorded a $2.4 million non-operating gain in the third quarter of 2003.
      REDUCTION IN OPERATING INCOME. As a result of the increase in fixed assets, during the year ended December 31, 2003, depreciation expense increased by $98,000 and minority interest expense decreased by $44,000, resulting in reduction in net income attributable to common stockholders of $54,000. However, as a result of recording the above non-operating gain, net income attributed to common stockholders increased by $2.4 million.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A restated consolidated balance sheet at December 31, 2003, a restated consolidated of operations and a restated consolidated statement of cash flows for the year ended December 31, 2003, reflecting the above adjustments, is presented below. The amounts are in thousands, except for share amounts:

	At December 31, 2003

	As
	Previously	Restatement	As
	Reported	Adjustments	Restated

ASSETS
Cash and cash equivalents	$1,299		$1,299
Trade receivables, net of allowance for doubtful accounts	8,823		8,823
Lease Receivable, current	180		180
Prepaid expenses and other	887		887

Total current assets	11,189		11,189
Property and equipment, net of accumulated depreciation	26,339	4,789	31,128
Goodwill	7,661		7,661
Other intangible assets, net of accumulated amortization	2,290		2,290
Debt issuance costs, net of accumulated amortization	567		567
Lease receivable, less current portion	787		787
Other Assets	40		40

Total Assets	$48,873	$4,789	$53,662

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$3,992		$3,992
Trade accounts payable	3,133		3,133
Accrued salaries, benefits and payroll taxes	591		591
Accrued interest	152		152
Accrued expenses	1,761		1,761
Accounts payable, related parties	787		787

Total current liabilities	10,416		10,416
Accrued postretirement benefit obligations	545		545
Long-term debt, net of current maturities	28,241		28,241
Other long-term liabilities	270		270
Redeemable warrants	1,500		1,500
Redeemable convertible preferred stock including accrued dividends	4,171		4,171

Total liabilities	45,143		45,143
Commitments and Contingencies
Minority interests	2,523	1,455	3,978

COMMON STOCKHOLDERS’ EQUITY
Common stock	39		39
Capital in excess of par value	9,793	955	10,748
Accumulated (deficit)	(8,625)	2,379	(6,246)

Total stockholders’ equity	1,207	3,334	4,541

Total liabilities and stockholders’ equity	$48,873	$4,789	$53,662

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2003

	As
	Previously	Restatement	As
	Reported	Adjustments	Restated

Revenues	$32,724	—	$32,724
Cost of revenues	23,931	98	24,029

Gross margin	8,793	(98)	8,695
General and administrative expense	6,169	—	6,169

Income/ (loss) from operations	2,624	(98)	2,526
Other income (expense):
Interest income	3	—	3
Interest expense	(2,467)	—	(2,467)
Minority interests in income of subsidiaries	(387)	44	(343)
Settlement on lawsuit	1,034	—	1,034
Gain on sale of stock in a subsidiary	—	2,433	2,433
Other	111	—	111

Total other income (expense)	(1,706)	2,477	771

Net income/ (loss) before income taxes	918	2,379	3,297
Provision for foreign income tax	(370)	—	(370)

Net income/ (loss)	548	2,379	2,927
Preferred stock dividend	(656)	—	(656)

Net income attributed to common stockholders	$(108)	$2,379	$2,271

Income/ (loss) per common share — basic	$(0.03)		$0.58

Income/ (loss) per common share — diluted	$(0.03)		$0.39

Weighted average number of common shares outstanding:
Basic	3,927		3,927

Diluted	5,761		5,761

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2003

	As
	Previously	Restatement	As
	Reported	Adjustment	Restated

Cash flows from operating activities:
Net income/(loss)	$548	$2,379	$2,927
Adjustments to reconcile net income/ (loss) to net cash provided by operating activities:
Depreciation expense	1,954	98	2,052
Amortization expense	884	—	884
Issuance of stock options for services	—	—	—
Amortization of discount on debt	516	—	516
(Gain)/ loss on change PBO liability	(125)	—	(125)
(Gain)/ loss on settlement of lawsuit	(1,034)	—	(1,034)
(Gain)/ loss on sale of interest in AirComp	—	(2,433)	(2,433)
Minority interest in income of subsidiaries	387	(44)	343
Loss on sale of property	82	—	82
Changes in working capital:
Decrease (increase) in accounts receivable	(4,414)	—	(4,414)
Decrease (increase) in due from related party	—	—	—
Decrease (increase) in other current assets	(1,260)	—	(1,260)
Decrease (increase) in other assets	1	—	1
Decrease (increase) in lease deposit	525	—	525
Increase (decrease) in accounts payable	2,251	—	2,251
Increase (decrease) in accrued interest	(126)	—	(126)
Increase (decrease) in accrued expenses	397	—	397
Increase (decrease) in other long-term liabilities	—	—	—
Increase (decrease) in accrued employee benefits and payroll taxes	1,293	—	1,293

Net cash provided by operating activities	1,879	—	1,879
Cash flows from investing activities:
Recapitalization, net of cash received	—	—	—
Business acquisition costs	—	—	—
Acquisition of MADSCO assets, net of cash acquired	—	—	—
Acquisition of Jens’, net of cash acquired	—	—	—
Acquisition of Strata, net of cash acquired	—	—	—
Purchase of equipment	(5,354)	—	(5,354)
Proceeds from sale-leaseback of equipment, net of lease deposit	—	—	—
Proceeds from sale of equipment	843	—	843

Net cash (used) by investing activities	(4,511)	—	(4,511)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	14,127	—	14,127
Payments on long-term debt	(10,826)	—	(10,826)
Payments on related party debt	(246)	—	(246)
Proceeds from issuance of common stock, net	—	—	—
Borrowing on lines of credit	30,537	—	30,537
Payments on lines of credit	(29,399)	—	(29,399)
Debt issuance costs	(408)	—	(408)

Net cash provided (used) by financing activities	3,785	—	3,785

Net increase (decrease) in cash and cash equivalents	1,153	—	1,153
Cash and cash equivalents:
Beginning of the year	146	—	146

End of the year	$1,299	—	$1,299

Supplemental information:
Interest paid	$2,341	—	$2,341

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In addition, the 2004 financial statements have been restated from the previously filed interim financial statements included in Form 10-Q for the first, second and third quarters of 2004. The effect of the restatement on the individual Quarterly financial statements is as follows:

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	March 31,	June 30,	September 30,
	2004	2004	2004

	(in thousands except per share amounts)
Net income attributed to common stockholders
Previously reported	$501	$434	$576
Adjustment — depreciation expense	(139)	(79)	(79)
Adjustment — minority interest expense	22	22	22

Restated	384	377	519
Net income (loss) per share, basic
Previously reported	$0.13	$0.07	$0.05
Total adjustments	(0.03)	(0.01)	(0.01)

Restated	0.10	0.06	0.04
      In addition, the accompanying 2003 financial statements have been restated from the previously filed interim financial statements included in Form 10-Q for the first, second and third quarters of 2003. An adjustment was recorded in the fourth quarter of 2003 to reflect a change in estimate of the recoverability of foreign taxes paid in 2002 and 2003. The effect of the significant fourth quarter adjustment on the individual quarterly financial statements is as follows:

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	March 31,	June 30,	September 30,
	2003	2003	2003

	(in thousands except per share amounts)
Net income (loss) attributed to common stockholders
Previously reported	$(183)	$(330)	$1,136
Adjustment — gain on sale of stock in a subsidiary	—	—	2,433
Adjustment — depreciation expense	—	—	(49)
Adjustment — minority interest expense	—	—	22
Adjustment — foreign tax expense	(158)	(92)	(93)

Restated	(341)	(422)	3,449
Net income (loss) per share, basic and diluted
Previously reported	$(0.05)	$(0.08)	$0.29
Total adjustments	(0.04)	(0.03)	0.58

Restated	(0.09)	(0.11)	0.87
      Certain amounts in the accompanying statement of operations for the year ended December 31, 2002 have been reclassified to conform to the restatement including the reclassification of the foreign income taxes from cost of goods sold to foreign tax expense.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 3 — Pension and Post Retirement Benefit Obligations
Pension Plan
      In 1994, the Company’s independent pension actuaries changed the assumptions for mortality and administrative expenses used to determine the liabilities of the Allis-Chalmers Consolidated Pension Plan (the “Consolidated Plan”), and as a result the Consolidated Plan was under funded on a present value basis. The Company was unable to fund its obligations and in September 1997 obtained from the Pension Benefit Guaranty Corporation (“PBGC”) a “distress” termination of the Consolidated Plan under section 4041(c) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The PBGC agreed to a plan termination date of April 14, 1997. The PBGC became trustee of the terminated Consolidated Plan on September 30, 1997. Upon termination of the Consolidated Plan, the Company and its subsidiaries incurred a liability to the PBGC that the PBGC estimated to be approximately $67.9 million (the “PBGC Liability”).
      In September 1997, the Company and the PBGC entered into an agreement in principle for the settlement of the PBGC Liability, which required, among other things, satisfactory resolution of the Company’s tax obligations with respect to the Consolidated Plan under Section 4971 of the Internal Revenue Code of 1986, as amended (“Code”). In August 1998, the Company and the Internal Revenue Service (“IRS”) settled the Company’s tax liability under Code Section 4971 for $75,000.
      In June 1999, the Company and the PBGC entered into an agreement for the settlement of the PBGC Liability (the “PBGC Agreement”). Pursuant to the terms of the PBGC Agreement, the Company issued 117,020 shares of its common stock to the PBGC, reducing the pension liability by the estimated fair market value of the shares to $66.9 million (the Company has a right of first refusal with respect to the sale of such shares). In connection with the PBGC Agreement, the Company and the PBGC entered into the following agreements: (i) a Registration Rights Agreement (the “Registration Rights Agreement”); and (ii) a Lock-Up Agreement by and among Allis-Chalmers, the PBGC, and others. In connection with the merger with OilQuip described below, the Lock-Up Agreement was terminated and the Registration Rights Agreement was amended to provide the PBGC the right to have its shares of common stock registered under the Securities Act of 1933 on Form S-3 during the 12 month period following the Merger (to the extent the Company is eligible to use Form S-3 which it currently is not) and thereafter to have its shares registered on Form S-1 or S-2.
      In order to satisfy and discharge the PBGC Liability, the PBGC Agreement provided that the Company had to either: (i) receive, in a single transaction or in a series of related transactions, debt financing which made available to the Company at least $10 million of borrowings or (ii) consummate an acquisition, in a single transaction or in a series of related transactions, of assets and/or a business where the purchase price (including funded debt assumed) is at least $10.0 million (“Release Event”).
      The merger with OilQuip (the “Merger”) on May 9, 2001 (as described in Note 1) constituted a Release Event, which satisfied and discharged the PBGC Liability. In connection with the Merger, the Company and the PBGC agreed that the PBGC should have the right to appoint one member of the Board of Directors of the Company for so long as it holds at least 23,404 shares of the common stock. In connection with the Merger, the Lock-Up Agreement was terminated in its entirety. As of December 31, 2003, the Company is no longer liable for any obligations of the Consolidated Plan.
Medical and Life
      Pursuant to the Plan of Reorganization, the Company assumed the contractual obligation to Simplicity Manufacturing, Inc. (SMI) to reimburse SMI for 50% of the actual cost of medical and life insurance claims for a select group of retirees (SMI Retirees) of the prior Simplicity Manufacturing Division of Allis-Chalmers. The actuarial present value of the expected retiree benefit obligation is

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
determined by an actuary and is the amount that results from applying actuarial assumptions to (1) historical claims-cost data, (2) estimates for the time value of money (through discounts for interest) and (3) the probability of payment (including decrements for death, disability, withdrawal, or retirement) between today and expected date of benefit payments. As of December 31, 2004, 2003 and 2002, the Company has recorded post-retirement benefit obligations of $687,000, $545,000 and $670,000, respectively, associated with this transaction.
401(k) Savings Plan
      On June 30, 2003 the Company adopted the 401(k) Profit Sharing Plan (the “Plan”). The Plan is a defined contribution savings plan designed to provide retirement income to eligible employees of the Company and its subsidiaries. The Plan is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. It is funded by voluntary pre-tax contributions from eligible employees who may contribute a percentage of their eligible compensation, limited and subject to statutory limits. The Plan is also funded by discretionary matching employer contributions from the Company. Eligible employees cannot participate in the Plan until they have attained the age of 21 and completed six-months of service with the Company. Upon leaving the Company, each participant is 100% vested with respect to the participants’ contributions while the Company’s matching contributions are vested over a three-year period in accordance with the Plan document. Contributions are invested, as directed by the participant, in investment funds available under the Plan. Matching contributions of approximately $35,000 was paid in 2004 and approximately $10,000 was paid in 2003.

Note 4 —	Acquisitions
      The Company completed two acquisitions and related financing on February 6, 2002. The Company purchased 81% of the outstanding stock of Jens’. Jens’ supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells. The Company also purchased substantially all the outstanding common stock and preferred stock of Strata. Strata provides high-end directional and horizontal drilling technology for specific targeted reservoirs that cannot be reached vertically.
      The aggregate purchase price for Jens’ and Strata was (i) $10.3 million in cash, (ii) a $4.0 million note payable due in four years, (iii) $1.2 million in a non-compete agreement payable over five years, (iv) 1.6 million shares of common stock of the Company, (v) 3.5 million shares of a newly created Series A 10% Cumulative Convertible Preferred Stock of the Company (“Preferred Stock”) and (vi) an additional post-closing payment of approximately $983,000. In addition, in connection with the Strata acquisition, Energy Spectrum Partners LP was issued warrants to purchase 87,500 shares of Company common stock at an exercise price of $0.75 per share. The acquisitions were accounted for using the purchase method of accounting. Goodwill of $4.2 million and other identifiable intangible assets of $2.0 million were recorded with consolidation of the acquisitions.
      In July 2003, through its subsidiary Mountain Air, the Company entered into a limited liability company operating agreement with a division of M-I L.L.C. (“M-I”), a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited), to form a Texas limited liability company named AirComp LLC (“AirComp”). The assets contributed by Mountain Air were recorded at Mountain Air’s historical cost of $6.3 million, and the assets contributed by M-I were recorded at a fair market value of $10.3 million. The Company owns 55% and M-I owns 45% of AirComp. As a result of the Company’s controlling interest and operating control, the Company consolidated AirComp in its financial statements. AirComp comprises the compressed air drilling services segment.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In September 2004, the Company acquired 100% of the outstanding stock of Safco Oil Field Products, Inc. for $1.0 million. Safco leases spiral drill pipe and provides related oilfield services to the oil drilling industry.
      In September 2004, the Company acquired the remaining 19% of Jens’ in exchange for 1.3 million shares of its common stock. The total value of the consideration paid to the seller, Jens Mortensen, was $6.4 million which was equal to the number of shares of common stock issued to Mr. Mortensen (1.3 million) multiplied by the last sale price ($4.95) of the common stock as reported on the American Stock Exchange on the date of issuance. This amount was treated as a contribution to stockholders’ equity. On the balance sheet, the $1.9 million minority interest in Jens’ was eliminated. The balance of the contribution of $4.4 million was allocated as follows: In June 2004, the Company obtained an appraisal of the fixed assets at Jens’ which valued the fixed assets at $20.1 million. The book value of the fixed assets was $15.8 million and the fixed assets appraised value was $4.3 million over the book value. The Company increased the value of its fixed assets by 19% of the amount of the excess of the appraised value over the book value, or $.8 million. The remaining balance of $3.6 million was allocated to goodwill.
      In November 2004, AirComp acquired substantially all the assets of Diamond Air Drilling Services, Inc. and Marquis Bit Co., L.L.C., collectively Diamond Air, for $4.6 million in cash and the assumption of approximately $450,000 of accrued liabilities. The Company contributed $2.5 million and M-I L.L.C. contributed $2.1 million to AirComp LLC in order to fund the purchase. Diamond Air provides air drilling technology and products to the oil and gas industry in West Texas, New Mexico and Oklahoma. Diamond Air is a leading provider of air hammers and hammer bit products.
      In December 2004, The Company acquired Downhole for approximately $1.1 million in cash, 568,466 shares of Common Stock and the assumption of approximately $950,000 of debt. Downhole is headquartered in Midland, Texas, and provides economical chemical treatments to wells by inserting small diameter, stainless steel coiled tubing into producing oil and gas wells.
      The following unaudited pro forma consolidated summary financial information illustrates the effects of the acquisitions of Diamond Air and Downhole on the Company’s results of operations for the year ended December 31, 2004 and formation of AirComp on the Company’s results of operations for the year ended December 31, 2003 and the acquisitions of Jens’ and Strata on the Company’s results of operations for the year ended December 31, 2002, based on the historical statements of operations, as if the transactions had occurred as of the beginning of the periods presented.

	Year Ended December 31,

	2004	2003	2002

	(restated)	(restated)
	(unaudited)
	(in thousands, except per share)
Revenues	$58,103	$34,446	$19,142
Operating income (loss)	$5,405	$3,008	$(401)
Net income (loss)	$1,367	$411	$(4,431)
Net income (loss) per common share
Basic	$0.17	$0.10	$(1.18)
Diluted	$0.14	$0.07	$(1.18)

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5 —	Inventories
      Inventories are comprised of the following at December 31 (in thousands):

	2004	2003

Hammer bit inventory
Finished goods	$857	$—
Work in process	385	—
Raw materials	151	—

Total hammer bit inventory	$1,393	$—
Hammer inventory	417	—
Chemical inventory	254	—
Coil tubing and related inventory	309	—

Total inventory	$2,373	$—

Note 6 —	Property and Other Intangibles Assets
      Property and equipment is comprised of the following at December 31 (in thousands):

	Depreciation
	Period	2004	2003

			(restated)
Land	—	$27	$27
Building and improvements	15–20 years	740	729
Machinery and equipment	3–15 years	41,120	28,860
Tools, furniture, fixtures and leasehold improvements	3–7 years	1,043	4,098

Total		$42,930	$33,714
Less: accumulated depreciation		(5,251)	(2,586)

Property and equipment, net		$37,679	$31,128

      Intangible assets are as follows at December 31 (in thousands):

	Amortization
	Period	2004	2003

Intellectual Property	20 years	$1,009	$1,009
Non-compete agreements	3–5 years	2,856	1,535
Patent	15 years	496	—
Other intangible assets	3–10 years	2,732	1,000

Total		$7,093	$3,544
Less: accumulated amortization		(2,036)	(1,254)

Intangibles assets, net		$5,057	$2,290

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2004			2003

	Gross	Accumulated	Current Year	Gross	Accumulated	Current Year
	Value	Amortization	Amortization	Value	Amortization	Amortization

Intellectual Property	$1,009	$239	$56	$1,009	$183	$46
Non-compete agreements	2,856	1,032	300	1,535	731	347
Patent	496	6	6	—	—	—
Other intangible assets	2,732	759	420	1,000	340	135

Total	$7,093	$2,036	$782	$3,544	$1,254	$528

      Amortization of intangible assets at December 31, is as follows (in thousands):

	Intangible Amortization by Period

	Year Ended December 31,

					2009 and
	2005	2006	2007	2008	Thereafter

Intangible Assets Amortization
Intellectual property	$56	$56	$56	$56	$546
Non-compete agreements	484	481	275	234	349
Patent	33	33	33	33	358
Other intangible assets	244	244	214	214	1,057

Total Intangible Amortization	$817	$814	$578	$537	$2,310

Note 7 —	Income Taxes
      Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. A valuation allowance is established for deferred tax assets when management, based upon available information, considers it more likely than not that a benefit from such assets will not be realized. The Company has recorded a valuation allowance equal to the excess of deferred tax assets over deferred tax liabilities as the Company was unable to determine that it is more likely than not that the deferred tax asset will be realized.
      The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss and tax credit carry forwards if there has been a “change of ownership” as described in Section 382 of the Internal Revenue Code. Such a change of ownership may limit the Company’s utilization of its net operating loss and tax credit carry forwards, and could be triggered by a public offering or by subsequent sales of securities by the Company or its stockholders.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Deferred income tax assets and the related allowance as of December 31, 2004 and 2003 were as follows (in thousands):

	2004	2003

Deferred non-current income tax assets:
Net future tax deductible items	$533	$500
Net operating loss carry forwards	4,894	2,975
A-C Reorganization Trust claims	30,112	35,000

Total deferred non-current income tax assets	35,539	38,475
Valuation allowance	(35,539)	(38,475)

Net deferred non-current income taxes	$—	$—

      Net operating loss carry forwards for tax purposes at December 31, 2004 and 2003 were estimated to be $14.5 million and $8.5 million, respectively, expiring through 2024.
      Net future tax-deductible items relate primarily to differences in book and tax depreciation and amortization and to compensation expense related to the issuance of stock options. Gross deferred tax liabilities at December 31, 2004 and 2003 are not material.
      The Company and its subsidiaries are required to file a consolidated U.S. federal income tax return. The Company had no current tax expense for the years ended December 31, 2004, 2003 and 2002, respectively. The Company pays foreign income taxes in Mexico related to Jens’ earnings on Mexico revenues. The Company paid $514,000, $370,000 and $270,000 in foreign income taxes to Mexico during the years ended December 31, 2004, 2003 and 2002, respectively. There are approximately $1,154,000 of U.S. foreign tax credits available to the Company and of that amount, the Company has determined that approximately $205,000 may be recoverable in a future period by applying the credits back to the taxable income of the Jens’ subsidiary in 2001 and 2000. The $205,000 of recoverable foreign income taxes has been recorded as “other current assets” on the accompanying balance sheet of the Company as of December 31, 2004. The remaining $949,000 of available U.S. foreign tax credits may or may not be recoverable by the Company depending upon the availability of taxable income in future years and therefore, have not been recorded as an asset as of December 31, 2004. The foreign tax credits available to the Company begin to expire in the year 2007.
      The following table reconciles income taxes based on the U.S. statutory tax rate to the Company’s income tax expense from continuing operations (in thousands):

	2004	2003	2002

Income tax expense based on the U.S. statutory tax rate	$—	$—	$—
Foreign income subject to foreign taxes a rate different than the U.S. statutory rate	514	370	270

Total	$514	$370	$270

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company’s 1988 Plan of Reorganization established the A-C Reorganization Trust to settle claims and to make distributions to creditors and certain stockholders. The Company transferred cash and certain other property to the A-C Reorganization Trust on December 2, 1988. Payments made by the Company to the A-C Reorganization Trust did not generate tax deductions for the Company upon the transfer but generate deductions for the Company as the A-C Reorganization Trust makes payments to holders of claims.
      The Plan of Reorganization also created a trust to process and liquidate product liability claims. Payments made by the A-C Reorganization Trust to the product liability trust did not generate current tax deductions for the Company. Deductions are available to the Company as the product liability trust makes payments to liquidate claims or incurs other expenses.
      The Company believes the above-named trusts are grantor trusts and therefore includes the income or loss of these trusts in the Company’s income or loss for tax purposes, resulting in an adjustment of the tax basis of net operating and capital loss carry forwards. The income or loss of these trusts is not included in the Company’s results of operations for financial reporting purposes.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 8 — Debt
      The long-term debt of the Company and its subsidiaries as of December 31, 2004 and December 31, 2003 consists of the following:

	December 31,

	2004	2003

	(in thousands)
Debt of Allis-Chalmers Energy
Revolving line of credit	$2,353	$—
Bank term loan	6,335	—
Notes payable to former directors	402	386
12.0% subordinated note	—	2,675

Debt of Jens’
Revolving line of credit	—	26
Bank term loan	—	4,654
Bank real estate note	—	207
Subordinated seller note	4,000	4,000
Note payable under non-compete agreement	514	761
Bank term loan	263	354
Equipment installment note	321	—

Debt of Strata
Revolving line of credit	—	2,413
Vendor financing	1,164	2,383

Debt of Safco
Note payable under non-compete agreement	150	—

Debt of Downhole
Vehicle installment note	11	—
Notes payable to a former stockholders	49	—

Debt of Mountain Air
Term loan	198	247
Seller note	1,600	1,511

Debt of AirComp
Revolving line of credit	1,520	369
Bank term loan	6,775	7,429
Subordinated note payable to M-I LLC	4,818	4,818

Total debt	$30,473	$32,233
Less: short-term debt and current maturities	5,541	3,992

Long-term debt obligations	$24,932	$28,241

      As of December 31, 2004 and 2003, the Company’s debt was approximately $30.5 million and $32.2 million, respectively. The Company’s weighted average interest rate for all of its outstanding debt was approximately 6.3% at December 31, 2004 and at December 31, 2003.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Maturities of debt obligations at December 31, 2004 are as follows:

Maturities of Debt

(in thousands)
Year Ending:
December 31, 2005	$5,541
December 31, 2006	7,378
December 31, 2007	10,028
December 31, 2008	2,638
December 31, 2009	4,888
Thereafter	—

Total	$30,473

      On December 7, 2004, the Company entered into an amended and restated credit agreement which consolidated and increased various credit facilities previously maintained by the Company and two of its subsidiaries, Jens’ and Strata. The credit agreement governing the facilities was entered into jointly by Allis-Chalmers, Jens’, Strata, Safco, and Downhole is guaranteed by our MCA and OilQuip subsidiaries. The amended credit facilities include:

•	A $10.0 million revolving line of credit. Borrowings are subject to a borrowing base based on 85% of eligible accounts receivables, as defined. Outstanding borrowings under this line of credit were $2.4 million as of December 31, 2004.

•	A term loan in the amount of $6.3 million to be repaid in monthly payments of principal of $105,583 per month. Prepayments are also required in an amount equal to 20% of our collections from Matyep in Mexico. Proceeds of the term loan were used to prepay the term loan owed by our Jens’ subsidiary and to prepay the 12% $2.4 million subordinated note and retire its related warrants. The outstanding balance was $6.3 million as of December 31, 2004.

•	A $6.0 million capital expenditure and acquisition line of credit. Borrowings under this facility are to be repaid monthly over four years beginning January 2006. Availability of this capital expenditure term loan facility is subject to security acceptable to the lender in the form of equipment or other acquired collateral. There were no outstanding borrowings as of December 31, 2004
      The credit facilities mature on December 31, 2007 and are secured by liens on substantially all of the Company’s assets. The agreement governing these credit facilities contains customary events of default and financial covenants. It also limits the Company’s ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets. Interest accrues at a floating rate based on the prime rate. The interest rate was 6.25% as of December 31, 2004. There is a 0.5% per annum fee on the undrawn portion of the revolving line of credit and the capital expenditure line.
      In connection with the acquisition of Jens’ and Strata in 2002, the Company issued a 12% secured subordinated note in the original amount of $3.0 million. In connection with this subordinated note, the Company issued redeemable warrants valued at $1.5 million, which were recorded as a discount to the subordinated debt and as a liability. The discount was amortized over the life of the subordinated note beginning February 6, 2002 as additional interest expense of which $350,000 and $300,000 were recognized in the years ended December 31, 2004 and December 31, 2003, respectively. The debt was recorded at $2.7 million at December 31, 2003, net of the unamortized portion of the put obligation. On December 7, 2004, the Company prepaid the $2.4 million balance of the 12% subordinated note and retired the

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$1.5 million of warrants, with a portion of the proceeds from the Company’s new $6.3 million bank term loan.
      Jens’ has a subordinated note payable to Jens Mortensen, the seller of Jens’ and a director of the Company, in the amount of $4.0 million with a fixed interest rate of 7.5%. Interest is payable quarterly and the final maturity of the note is January 31, 2006. In connection with the purchase of Jens’, the Company agreed to pay a total of $1.2 million to Mr. Mortensen in exchange for a non-compete agreement. Monthly payments of $20,576 are due under this agreement through January 31, 2007. As of December 31, 2004, the remaining balance was approximately $514,000, including $247,000 classified as short-term. The subordinated note is subordinated to the rights of the Company’s bank lenders.
      Jens’ has two bank term loans with a remaining balance totaling $263,000 at December 31, 2004 and with interest accruing at a floating interest rate based on prime +2.0%. The interest rate was 7.25% at December 31, 2004. Monthly principal payments are $13,000 plus interest. The maturity date of one of the loans, with a balance of $210,000, is September 17, 2006, while the second loan, with a balance of $53,000, has a final maturity of January 12, 2007. Additionally, in October 2004, Jens’ borrowed $326,000 in a five-year equipment financing term loan. The loan is to be repaid in 60 installments of principal and interest equal to $6,449 per month beginning December 2004 and ending December 2009.
      In December 2003, Strata, the Company’s directional drilling subsidiary, entered into a financing agreement with a major supplier of downhole motors for repayment of motor lease and repair cost totaling $1.7 million. The agreement provides for repayment of all amounts not later than December 30, 2005. Payment of interest is due monthly and principal payments of $582,000 are due on April 2005 and December 2005. The interest rate is fixed at 8.0%. As of December 31, 2004, the outstanding balance was $1.2 million.
      In connection with the purchase of Safco, the Company also agreed to pay a total of $150,000 to the sellers in exchange for a non-compete agreement. The Company is required to make annual payments of $50,000 through September 30, 2007. As of December 31, 2004, the balance due is $150,000.
      Downhole has notes payable to two former stockholders totaling $49,000. The Company is required to make monthly payments of $8,878 through June 30, 2005. The company also has a vehicle installment note. The note is to be repaid over 10 months at $1,137 per month without interest. At December 31, 2004, the balance due is $11,371.
      In connection with the acquisition of Diamond Air and Marquis Bit described above, on November 15, 2004, the Company amended and increased AirComp’s credit facilities to provide for the following:

•	A $3.5 million bank line of credit of which $1.5 million was outstanding at December 31, 2004. Interest accrues at a floating rate based on the prime rate. The interest rate was 7.50% as of December 31, 2004. There is a 0.5% per annum fee on the undrawn portion of the facility. Borrowings under the line of credit are subject to a borrowing base consisting of eligible accounts receivable.

•	A $7.1 million term loan with an adjustable, floating interest rate based on either the prime rate or the London interbank offered rate or (“LIBOR”). The interest rate was 6.25% as of December 31, 2004. Principal payments of $286,000 plus accrued interest are due quarterly, with a final maturity date of June 27, 2007. The balance at December 31, 2004 was $6.8 million.

•	A $1.5 million term loan facility to be used for capital expenditures. Interest accrues at a floating interest rate based on either the prime rate or LIBOR. Quarterly principal payments commence on March 31, 2006 in an amount equal to 5.0% of the outstanding balance as of December 31, 2005,

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

with a final maturity of June 27, 2007. There were no borrowings outstanding under this facility as of December 31, 2004.
      The AirComp credit facilities are secured by liens on substantially all of AirComp’s assets. The agreement governing these credit facilities contains customary events of default and requires that AirComp satisfy various financial covenants. It also limits AirComp’s ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets. Mountain Air guaranteed the obligations of AirComp under these facilities.
      AirComp also has a subordinated note payable to M-I in the amount of $4.8 million bearing interest at an annual rate of 5.0%. In 2007 each party has the right to cause AirComp to sell its assets (or the other party may buy out such party’s interest), and in such event this note (including accrued interest) is due and payable. The note is also due and payable if M-I sells its interest in AirComp or upon a termination of AirComp. At December 31, 2004, $376,000 of interest was included in accrued interest. The Company is not liable for the obligations of AirComp under this note.
      In 2000 the Company compensated directors, including current directors Nederlander and Toboroff, who served on the board of directors from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000. The notes bear interest at the rate of 5.0%. At December 31, 2004, the principal and accrued interest on these notes totaled approximately $402,000. As of March 31, 2005, the notes totaling $96,300, including accrued interest remained outstanding.
      As part of the acquisition of Mountain Air in 2001, the Company issued a note to the sellers of Mountain Air in the original amount of $2.2 million bearing interest at an interest rate of 5.75%. The note was reduced to $1.5 million as a result of the settlement of a legal action against the sellers in 2003. At December 31, 2004 the outstanding amount due, including accrued interest, was $1.6 million. In March 2005, the Company reached an agreement with the sellers and holders of the note as a result of an action brought against the Company by the sellers. Under the terms of the agreement, the Company agreed to pay to the plaintiff $1.0 million in cash, and agreed to pay an additional $350,000 on June 1, 2006, and an additional $150,000 on June 1, 2007, in settlement of all claims. (See Note 21 — Legal Matters).
      Mountain Air also has a term loan in the amount of $198,000 at December 31, 2004 with an interest rate of 5.0%. Principal and interest of $5,039 are payable monthly with a final maturity date of June 30, 2008.
      Until December 2004, the Company’s Chief Executive Officer and Chairman, Munawar H. Hidayatallah and his wife were personal guarantors of substantially all of the financing extended to the Company. In December 2004, the Company refinanced most of its outstanding bank debt and obtained the release of certain guarantees. Mr. Hidayatallah continues to guarantee approximately $5.6 million of the Company’s debt consisting of the Jens’ $4.0 million subordinated seller note and the $1.6 million Mountain Air seller note. The Company pays Mr. Hidayatallah an annual guarantee fee equal to one-quarter of one percent of the total amount of the debt guaranteed by Mr. Hidayatallah (See Note 22 — Subsequent Events in connection with the $1.6 million Mountain Air seller note.)
Note 9 — Commitments and Contingencies
      The Company rents office space on a five-year lease which expires November 2009. The Company and its subsidiaries also rent certain other facilities and shop yards for equipment storage and maintenance. Facility rent expense for the years ended December 31, 2004, 2003 and 2002 was $577,000, $370,000, and, $303,000 respectively. The Company has no further lease obligations.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      At December 31, 2004, future minimum rental commitments for all operating leases are as follows:

Operating Leases

(in thousands)
Year Ending:
December 31, 2005	$550
December 31, 2006	425
December 31, 2007	388
December 31, 2008	265
December 31, 2009	206
Thereafter	—

Total	$1,834

Note 10 — Stockholders’ Equity
      On February 6, 2002, in connection with the acquisition of 81% of the outstanding stock of Jens’ (Note 4), the Company issued 265,591 shares of common stock to Jens Mortensen, a director of the Company. The business combination was accounted for as a purchase. As a result, $630,000, the fair value of the Company’s common stock issued at the date of the acquisition, was added to stockholders’ equity.
      On February 6, 2002, in connection with the acquisition of 95% of the outstanding stock of Strata (Note 4), the Company issued 1,311,973 shares of common stock to the seller of Strata, Energy Spectrum. The business combination was accounted for as a purchase. As a result, $3.0 million, the fair value of the Company’s common stock issued at the date of the acquisition, was added to stockholders’ equity. On May 31, 2002, the Company acquired the remaining 5% of the outstanding stock of Strata and issued 17,500 shares of common stock to the seller. As a result, $153,000, the fair value of the Company’s common stock issued at the date of the acquisition, was added to stockholders’ equity.
      In connection with the Strata purchase, the Company authorized the creation of Preferred Stock. The Preferred Stock had cumulative dividends at ten percent per annum payable in additional shares of Preferred Stock or if elected and declared by the Company, in cash. Additionally, the Preferred Stock was convertible into common stock of the Company. The Preferred Stock was also subject to mandatory redemption on or before February 4, 2004 or earlier from the net proceeds of new equity sales and optional redemption by the Company at any time. The redemption price of the Preferred Stock was $1.00 per share plus accrued but unpaid dividends. In April 2004, Energy Spectrum, the holder of the Company’s preferred stock, converted its 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, including accrued dividend rights, into 1,718,090 shares of common stock.
      In connection with the Strata acquisition, the Company issued to Energy Spectrum a warrant to purchase 87,500 shares of the Company’s common stock at an exercise price of $0.75 per share, and on February 19, 2003, the Company issued an additional warrant to purchase 175,000 shares of the Company’s common stock at an exercise price of $0.75 per share. The warrant issued on February 19, 2003 was valued in accordance with the Black-Scholes valuation model at approximately $306,000. The fair value of this warrant issuance was recorded similar to a preferred share dividend.
      In connection with the formation of AirComp in July 2003, the Company eliminated $955,000 its negative investment in the assets contributed to AirComp. Under purchase accounting, the Company recognized a $955,000 increase in stockholders equity.
      On March 3, 2004, the Company entered into an agreement with an investment banking firm whereby they would provide underwriting and fundraising activities on behalf of the Company. In exchange for their

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
services, the investment banking firm received a stock purchase warrant to purchase 340,000 shares of common stock at an exercise price of $2.50 per share. The warrant expires in February 2009. For purposes of calculating fair value under SFAS No. 123, the fair value of the warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield; expected volatility rate of 89.7% risk-free interest rate of 7.00%; and average life of 5 years.
      On April 2, 2004, the Company completed the following transactions:

•	In exchange for an investment of $2.0 million the Company issued 620,000 shares of common stock for a purchase price equal to $2.50 per share, and issued warrants to purchase 800,000 shares of common stock at an exercise price of $2.50 per share, expiring on April 1, 2006, to an investor group (the “Investor Group”) consisting of entities affiliated with Donald and Christopher Engel and directors Robert Nederlander and Leonard Toboroff. The aggregate purchase price for the common stock was $1.55 million and the aggregate purchase price for the warrants was $450,000.

•	Energy Spectrum converted its 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, including accrued dividend rights, into 1,718,090 shares of common stock. The conversion of the preferred stock will have an impact on the earnings per share in future periods since the Company will not record any dividends.

•	The Company, the Investor Group, Energy Spectrum, and former director Saeed Sheikh and officers and directors Munawar H. Hidayatallah and Jens H. Mortensen entered into a stockholders agreement pursuant to which the parties agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. In addition, the parties and the Company agreed that in the event the Company has not effected a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets. Energy Spectrum has agreed to enter into an amendment to the Stockholders Agreement to eliminate the requirement that an investment bank be retained to sell the Company. Two of Energy Spectrum’s three designated directors on the Board resigned January 14, 2005 and Energy Spectrum has agreed not to utilize its right to appoint more than one director unless and until the parties to the Stockholders of the Company of its determination to reassert such right.
      On August 10, 2004, the Company completed the private placement of 3,504,667 shares of the Company’s common stock at a price of $3.00 per share. Net proceeds to the Company, after selling commissions and expenses, were approximately $9.6 million. The Company issued shares pursuant to an exemption from the Securities Act of 1933, and agreed to subsequently register the common stock under the Securities Act of 1933 to allow investors to resell the common stock in public markets.
      On September 30, 2004, the Company completed the private placement of 1,956,668 shares of the Company’s common stock at a price of $3.00 per share. Net proceeds to the Company, after selling commission and expenses, were approximately $5.5 million. The Company issued shares pursuant to an exemption from the Securities Act of 1933, and agreed to subsequently register the common stock under the Securities Act of 1933 to allow investors to resell the common stock in public markets.
      On September 30, 2004, the Company issued 1.3 million shares of common stock to Jens Mortensen, a director, in exchange for his 19% interest in Jens’. As a result of this transaction, The Company owns 100% of Jens’. The total value of the consideration paid to Jens was $6.4 million, which was equal to the number of shares of common stock issued to Mr. Mortensen multiplied by the last sale price ($4.95) of the common stock as reported on the American Stock Exchange on the date of issuance. This amount was

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
treated as a contribution to stockholders equity. On the balance sheet, the Company eliminated the amount recorded as the value of the Jens’ minority interest, $2.0 million. The balance of the contribution ($4.5 million) was allocated as follows: In June 2004, a third-party appraisal of the fixed assets was obtained which valued the fixed assets at $20.1 million. The book value of the fixed assets was $15.8 million and the excess of appraised value over book value was $4.3 million. The value of Jens’ fixed assets was increased by 19% of this amount, or $813,511. The remaining balance of $3.7 million was allocated to goodwill.
      On December 10, 2004, the Company acquired Downhole for approximately $1.1 million in cash, 568,466 shares of Common Stock and payment or assumption of $950,000 of debt. Approximately $2.2 million, the value of the common stock issued to Downhole’s sellers based on the closing price of the Company’s common stock issued at the date of the acquisition, was added to stockholders’ equity.
Note 11 — Reverse Stock Split
      The Company effected a reverse stock split on June 10, 2004. As a result of the reverse stock split, every five shares of the Company’s common stock were combined into one share of common stock. The reverse stock split reduced the number of shares of outstanding common stock from 31,393,789 to approximately 6,265,000 and reduced the number of stockholders of the Company from 6,070 to approximately 2,140. All share and related amounts presented have been retroactively adjusted for the stock split.
Note 12 — Stock Options
      In 2000, the company issued stock options and promissory notes to certain current and former directors as compensation for services as directors (Note 8), and the Company’s Board of Directors granted stock options to these same individuals. Options to purchase 4,800 shares of common stock were granted with an exercise price of $13.75 per share. These options vested immediately and may be exercised any time prior to March 28, 2010. As of December 31, 2004, none of the stock options had been exercised. No compensation expense has been recorded for these options that were issued with an exercise price equal to the fair value of the common stock at the date of grant.
      On May 31, 2001, the Board granted to Leonard Toboroff, a director of the Company, an option to purchase 100,000 shares of common stock at $2.50 per share, exercisable for 10 years from October 15, 2001. The option was granted for services provided by Mr. Toboroff to OilQuip prior to the merger, including providing financial advisory services, assisting in OilQuip’s capital structure and assisting OilQuip in finding strategic acquisition opportunities. The Company recorded compensation expense of $500,000 for the issuance of the option for the year ended December 31, 2001.
      On December 16, 2003, the Board granted to the employees of the Company options to purchase 854,500 shares of common stock, and issued options to purchase 14,000 shares of common stock to non-employee directors and to Energy Spectrum Partners LP as compensation for services rendered by directors in 2002 and 2003. These options are exercisable for 10 years from December 16, 2003 at $2.75 per share. On October 11, 2004, the Board granted to certain employees of the Company the option to purchase 248,000 shares of common stock. The options are exercisable for 10 years from October 11, 2004 at $4.85 per share. As disclosed in Note 1, the Company accounts for its stock-based compensation using APB No. 25. The Company has adopted the disclosure-only provisions of SFAS No. 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized for these options. As of December 31, 2004, none of the stock options issued had been exercised.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the Company’s stock option activity and related information is as follows:

		December 31, 2004		December 31, 2003		December 31, 2002
	Shares Under	Weighted Avg.	Shares Under	Weighted Avg.	Shares Under	Weighted Avg.
	Options	Exercise Price	Option	Exercise Price	Option	Exercise Price

Beginning balance	973,300	$2.78	104,800	$3.00	104,800	$3.00
Granted	248,000	4.85	868,500	2.75	—	—
Canceled	(6,300)	2.78	—	—	—	—
Exercised	—	—	—	—	—	—

Ending balance	1,215,000	$3.20	973,300	$2.78	104,800	$3.00

      The following table summarizes additional information about the Company’s stock options outstanding as of December 31, 2004:

		Weighted Average
Fair Value	Shares Under	Remaining	Options	Fair Value of
Exercise Price	Option	Contractual Life	Exercisable	Exercise Price

$2.50	100,000	6.79 years	100,000	$2.50
$13.75	4,800	5.24 years	4,800	$13.75
$2.75	862,200	8.96 years	574,800	$2.75
$4.85	248,000	9.73 years	82,667	$4.85

$3.20	1,215,000	8.93 years	762,267	$3.01
      There were no stock options issued to employees or directors for the year ended December 31, 2002.
Note 13 — Stock Purchase Warrants
      In conjunction with the Mountain Air purchase by OilQuip in February of 2001, Mountain Air issued a common stock warrant for 620,000 shares to a third-party investment firm that assisted the Company in its initial identification and purchase of the Mountain Air assets. The warrant entitles the holder to acquire up to 620,000 shares of common stock of Mountain Air at an exercise price of $.01 per share over a nine-year period commencing on February 7, 2001. The stock purchase warrant has been recorded at a fair value of $200,000 for the year ended December 31, 2001.
      As more fully described in Note 8, Mountain Air and Allis-Chalmers issued two warrants (“Warrants A and B”) for the purchase of 233,000 total shares of the Company’s common stock at an exercise price of $0.75 per share and one warrant for the purchase of 67,000 shares of the Company’s common stock at an exercise price of $5.00 per share (“Warrant C”) in connection with their subordinated debt financing. The holders may redeem Warrants A and B for a total of $1,500,000 as of January 31, 2005 however the warrants were paid off on December 7, 2004. The fair value of Warrant C was established in accordance with the Black-Scholes valuation model and as a result, $47,000 was added to stockholders’ equity. The following assumptions were utilized to determine fair value: no dividend yield; expected volatility of 67.24%; risk free interest rate of 5%; and expected life of four years.
      On February 6, 2002, in connection with the acquisition of substantially all of the outstanding stock of Strata (see Note 4), the Company issued a warrant for the purchase of 87,500 shares of the Company’s common stock at an exercise price of $0.75 per share over the term of four years. The fair value of the warrant was established in accordance with the Black-Scholes valuation model and as a result, $267,000 was added to stockholders’ equity. The following assumptions were utilized to determine fair value: no dividend yield; expected volatility of 67.24%; risk free interest rate of 5%; and expected lives of four years.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In connection with the Strata Acquisition, on February 19, 2003, the Company issued Energy Spectrum an additional warrant to purchase 175,000 shares of the Company’s common stock at an exercise price of $0.75 per share.
      In March 2004, we issued a warrant to purchase 340,000 shares of our common stock at an exercise price of $2.50 per share to Morgan Joseph & Co., in consideration of financial advisory services to be provided by Morgan Joseph pursuant to a consulting agreement. The warrants expire in February 2009.
      In April 2004, we issued warrants to purchase 20,000 shares of common stock to Wells Fargo Credit, Inc., in connection with the extension of credit by Wells Fargo Credit Inc. in connection with the extension of credit by Wells Fargo Credit, Inc. The warrants are exercisable at $0.75 per share and expire in April 2014.
      In April 2004, we completed a private placement of 620,000 shares of common stock and warrants to purchase 800,000 shares of common stock to the following investors: Christopher Engel; Donald Engel; the Engel Defined Benefit Plan; RER Corp., a corporation wholly-owned by director Robert Nederlander; and Leonard Toboroff, a director. The investors invested $1,550,000 in exchange for 620,000 shares of common stock for a purchase price equal to $2.50 per share, and invested $450,000 in exchange for warrants to purchase 800,000 shares of common stock at an exercise of $2.50 per share, expiring on April 1, 2006.
      In May 2004, we issued a warrant to purchase 3,000 shares of our common stock at an exercise price of $4.75 per share to Jeffrey R. Freedman in consideration of financial advisory services to be provided by Mr. Freedman pursuant to a consulting agreement. The warrants expire in May 2009, and were exercised in May 2004.
      The Preferred Stock, including accrued dividends, was converted into 1,718,090 shares of common stock on April 2, 2004
Note 14 — Lease Receivable
      In June 2002, Strata, the Company’s subsidiary, sold its measurement while drilling (MWD) assets to a third party for $1.3 million. Under the terms of the sale, the Company will receive at least $15,000 per month for thirty-six months. After thirty-six months, the purchaser has the option to pay the remaining balance or continue paying a minimum of $15,000 per month for twenty-four additional months. After the expiration of the additional twenty-four months, the purchaser must repay any remaining balance. This transaction has been accounted for as a direct financing lease with the nominal residual gain from the asset sale deferred into income over the life of the lease. During the year ended December 31, 2004, the Company received a total of $229,000 in payments from the third party related to this lease.
Note 15 — Related Party Transactions
      At December 31, 2004 and 2003, the Company owed the Chief Executive Officer of the Company, Munawar H. Hidayatallah, $175,000 and $193,000, respectively, related to deferred compensation. Mr. Hidayatallah owes the company $7,000 classified as an employee receivable. In March and April of 2005 the Company paid all amounts due Mr. Hidayatallah.
      Until December 2004, the Company’s Chief Executive Officer and Chairman, Munawar H. Hidayatallah and his wife were personal guarantors of substantially all of the financing extended to the Company by commercial banks. In December 2004, the Company refinanced most of its outstanding bank debt and obtained the release of certain guarantees at December 31, 2004. Mr. Hidayatallah guaranteed approximately $5.6 million of the Company’s debt consisting of the Jens’ $4.0 million subordinated seller note and the $1.6 million Mountain Air seller note. See Note 22 “Subsequent Events” regarding the modification of this note. The Company has agreed to pay Mr. Hidayatallah an annual guarantee fee equal

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
to one-quarter of one percent of the total amount of the debt guaranteed by Mr. Hidayatallah. The fee is payable quarterly, in arrears, based upon the average amount of debt outstanding in the prior quarter.
      Jens Mortensen, a director of the Company, is the former owner of Jens’ and held a 19% minority interest in Jens’ until September 30, 2004. He is also the holder of a $4.0 million subordinated note payable issued by Jens’ and at December 31, 2004 was owed $517,000 in accrued interest and $514,000 related to a non-compete agreement. (See Note 8). The accrued interest was paid in January 2005. Mr. Mortensen, formerly the sole proprietor of Jens’, owns a shop yard which he leases to Jens’ on a monthly basis. The annual lease payments under the terms of the lease were $28,800 for each of the years ended December 31, 2004 and December 31, 2003. In addition, Mr. Mortensen and members of his family own 100% of Tex-Mex Rental & Supply Co., a Texas corporation, that sold approximately $166,669 and $173,000 of equipment and other supplies to Jens’ for the years ended December 31, 2004 and 2003, respectively.
      As described in Note 8, former directors of the Company were issued promissory notes in 2000 in lieu of compensation for services. A total of $402,000 included in the short-term debt of the Company is due these former directors of the Company as of December 31, 2004. All but three notes were paid on the maturity date of March 28, 2005. There is approximately $96,300 that remains outstanding including accrued interest.
      At December 31, 204 and 2003, Mountain Air owed its joint venture partner in AirComp, LLC, M-I LLC $74,000 and $73,000 respectively.
Note 16 — Settlement of Lawsuit
      In June 2003, Mountain Air filed a lawsuit against the former owners of Mountain Air Drilling Service Company for breach of the asset purchase agreement pursuant to which Mountain Air acquired Mountain Air Drilling Services Company, alleging that the sellers stored hazardous materials on the property leased by Mountain Air without the consent of Mountain Air and violated the non-compete clause in the asset purchase agreement. On July 15, 2003, Mountain Air entered into a settlement agreement with the sellers. As of the date of the agreement, Mountain Air owed the sellers a total of $2.6 million including $2.2 million in principal and $363,195 in accrued interest. As part of the settlement agreement, the note payable to the sellers was reduced from $2.2 million to $1.5 million and the due date of the note payable was extended from February 6, 2006 to September 30, 2007. The lump-sum payment due the sellers at that date was $1.9 million. Mountain Air recorded a one-time gain on the reduction of the note payable to the sellers of $1.0 million in the third quarter of 2003. The gain was calculated by discounting the note payable to $1.5 million using a present value calculation and accreting the note payable to $1.9 million the amount due in September 2007 (See Note 22 — Subsequent Events).
Note 17 — Gain on Sale of Interest in a Subsidiary
      In July 2003, through the subsidiary Mountain Air, the Company entered into a limited liability company operating agreement with a division of M-I to form a Texas limited liability company named AirComp. Both companies contributed assets with a combined value of $16.6 million to AirComp. The contributed assets from Mountain Air were contributed at a historical book value of approximately $6.3 million and the assets contributed by M-I were contributed at a fair market value of approximately $10.3 million. Prior to the formation of AirComp, the Company owned 100% of Mountain Air and after the formation of AirComp, the Company owns 55% and M-I owns 45% of the business combination. The business combination was accounted for as a purchase and recorded a one-time non-operating gain on the sale of the 45% interest in the subsidiary of approximately $2,433,000. The gain was calculated after recording the assets contributed by M-I of approximately $10.3 million less the subordinated note issued to M-I in the amount of approximately $4.8 million, recording minority interest of approximately $2,049,000

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
and an increase in equity of $955,000 in accordance with Staff Accounting Bulletin No. 51 (“SAB 51”). The Company has not recorded any deferred income taxes because the increase in assets and gain is a permanent timing difference. The Company has adopted a policy that any gain or loss in the future incurred on the sale in the stock or an interest of a subsidiary would be recognized as such in the income statement.
Note 18 — Segment Information
      At December 31, 2004, the Company had four operating segments including Casing and Tubing Services (Jens’), Directional Drilling Services (Strata) and Compressed Air Drilling Services (AirComp) and Other Services (Safco and Downhole). All of the segments provide services to the energy industry. The revenues, operating income (loss), depreciation and amortization, interest, capital expenditures and assets of each of the reporting segments plus the Corporate function are reported below for the years ended December 31, 2004 and 2003 (in thousands):

	Year Ended December 31,

	2004	2003	2002

	(restated)
REVENUES:
Casing services	$10,391	$10,037	$7,796
Directional drilling services	24,787	16,008	6,529
Compressed air drilling services	11,561	6,679	3,665
Other services	987	—	—

Total revenues	$47,726	$32,724	$17,990

OPERATING INCOME (LOSS):
Casing services	$3,217	$3,628	$2,495
Directional drilling services	3,061	1,103	(576)
Compressed air drilling services	1,169	17	(945)
Other services	(67)	—	—
General corporate	(3,153)	(2,123)	(2,046)

Total income/loss) from operations	$4,227	$2,625	$(1,072)

DEPRECIATION AND AMORTIZATION EXPENSE:
Casing services	$1,597	$1,413	$1,265
Directional drilling services	466	275	295
Compressed air drilling services	1,329	1,139	955
Other services	66	—	—
General corporate	120	109	65

Total depreciation and amortization expense	$3,578	$2,936	$2,580

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,

	2004	2003	2002

	(restated)
INTEREST EXPENSE:
Casing services	$827	$1,044	$643
Directional drilling services	321	268	215
Compressed air drilling services	801	839	761
Other services	4	—	—
General corporate	855	316	637

Total interest expense	$2,808	$2,467	$2,256

CAPITAL EXPENDITURES
Casing services	$1,285	$2,176	$137
Directional drilling services	1,552	1,066	83
Compressed air drilling services	1,399	2,093	288
Other services	338	—	—
General corporate	29	19	10

Total capital expenditures	$4,603	$5,354	$518

GOODWILL:
Casing services	$3,673	$—	$—
Directional Drilling Services	4,168	4,168	4,168
Compressed Air Drilling Services	3,510	3,493	3,493
Other services	425	—	—
General Corporate	—	—	—

Total Goodwill	$11,776	$7,661	$7,661

ASSETS:
Casing services	$21,197	$18,191	$15,681
Directional drilling services	14,166	11,529	8,888
Compressed air drilling services	29,147	22,735	9,138
Other services	7,097	—	—
General corporate	8,585	1,207	1,071

Total assets	$80,192	$53,662	$34,778

REVENUES
United States	$42,466	$28,995	$15,321
International	5,260	3,729	2,669

TOTAL	$47,726	$32,724	$17,990

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 19 — Supplemental Cash Flows Information

	December 31,	December 31,	December 31,
	2004	2003	2002

	(restated)
	(in thousands)
Non-cash investing and financing transactions in connection with the acquisitions of Jens’ and Strata:
Fair value of net assets acquired	$—	$—	$(13,945)
Goodwill and other intangibles	—	—	(5,903)
Note payable to Seller of Jens’ Oilfield Service	—	—	4,000
Value of common stock issued	—	—	3,735
Issuance of preferred stock	—	—	3,500
Fair value of warrants issued	—	—	314

Net cash paid to acquire subsidiary	$—	$—	$(8,299)

Other non-cash investing and financing transactions:
Sale of property & equipment in connection with the direct financing lease (Note 14)	$—	$—	$1,193
(Gain) on settlement of debt	—	(1,034)	—
Amortization of discount on debt	—	442	—
Purchase of equipment financed through assumption of debt or accounts payable	—	906	—
Non-cash investing and financing transactions in connection with the formation of AirComp:
Other non-cash investing and financing transactions in connection with AirComp:
Issuance of debt to joint venture by M-I	—	(4,818)	—
Contribution of property, plant and equipment by M-I to joint venture	—	10,268	—
Increase in minority interest	—	(2,063)	—
(Gain) on sale of stock in a subsidiary	—	(2,433)	—
Difference of Company’s investment cost basis in AirComp and their share of underlying equity of net assets of AirComp	—	(954)	—

Net cash paid in connection with the joint venture	$—	$—	$—

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,	December 31,	December 31,
	2004	2003	2002

	(restated)
	(in thousands)
Non-cash investing and financing transactions in connection with the acquisitions of Safco, Diamond Air and Downhole:
Fair Value of net assets acquired	$(4,867)	$—	$—
Goodwill and other intangibles	(3,839)	—	—
Value of common stock, issued	2,177	—	—
Value of minority interest contribution	2,070	—	—

	$(4,459)	$—	$—
Non-cash investing and financing transaction in connection with the remaining acquisition of the 19% of Jens:
Fair Value of net assets acquired	$(813)	—	—
Goodwill and other intangibles	(3,676)	—	—
Value of common stock issued	6,434	—	—
Value of minority interest retirement	(1,945)	—	—

	$—	$—	$—

Note 20 — Quarterly Results (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

	(restated)
	(in thousands, except per share amounts)
YEAR 2004
Revenues	$9,661	$11,422	$11,888	$14,755
Operating income	1,030	1,150	1,239	808
Net income (loss)	472	413	519	(516)

Preferred stock dividend	(88)	(36)	—	—

Net income (loss) attributed to common shares	$384	$377	$519	$(516)

Income (loss) per common share Basic:	$.10	$.06	$.06	$(0.04)

Income (loss) per common share Diluted:	$.08	$.05	$.05	$(0.04)

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

			(restated)	(restated)
	(in thousands, except per share amounts)
YEAR 2003
Revenues	$6,999	$7,340	$8,089	$10,296
Operating income	1,023	910	678	14
Net income (loss)	53	(335)	3,537	(328)

Preferred stock dividend	(394)	(87)	(88)	(87)

Net income (loss) attributed to common shares	$(341)	$(422)	$3,449	$(415)

Income (loss) per common share
(Basic)	$(0.09)	$(0.11)	$0.88	$(0.11)

Income (loss) per common share
Diluted:	$(0.09)	$(0.11)	$0.59	$(0.11)

Note 21 —	Legal Matters
      The Company is named from time to time in legal proceedings related to the Company’s activities prior to its bankruptcy in 1988; however, the Company believes that it was discharged from liability for all such claims in the bankruptcy and believes the likelihood of a material loss relating to any such legal proceeding is remote.
      At December 31, 2004, Mountain Compressed Air, Inc. was a defendant in an action brought in April 2004 in the District Court of Mesa County, Colorado, by the former owner of Mountain Air Drilling Service Company, Inc. from whom Mountain Compressed Air, Inc. acquired assets in 2001. The plaintiff sought to accelerate payment of the note issued in connection with the acquisition and sought $1.9 million in damages (representing principal and interest due under the note), on the basis that Mountain Compressed Air has failed to provide financial statements required by the note. The Company raised several defenses to the plaintiff’s claim. In March 2005, the Company reached agreement with the plaintiff to settle the action and agreed to pay to the plaintiff $1.0 million in cash, and to pay to the plaintiff an additional $350,000 on June 1, 2006, and an additional $150,000 on June 1, 2007, in settlement of all amounts due under the promissory note and all other claims.
      The Company is involved in various other legal proceedings in the ordinary course of business. The legal proceedings are at different stages; however, the Company believes that the likelihood of material loss relating to any such legal proceeding is remote.
Note 22 — Subsequent Events
      In January 2005, Jens’ obtained a real estate term loan in the amount of $556,000. This loan is to be repaid in 59 equal monthly installments of $4,344 with the remaining outstanding balance due on January 1, 2010. The interest rate floats based on the prime rate and was 7.25% at the time of funding. Proceeds were used to pay accrued interest on the Jens’ $4.0 million subordinated seller note.
      As of January 1, 2005, the Company executed a business development agreement with CTTV Investments LLC, (“CTTV”), an affiliate of ChevronTexaco Inc., whereby the Company issued 20,000 shares of its common stock to CTTV, and further agreed to issue up to an additional 60,000 shares to CTTV contingent upon subsidiaries of the Company receiving certain levels of revenues, in 2005, from ChevronTexaco and its affiliates. CTTV was a minority owner of Downhole.

ALLIS-CHALMERS ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Mountain Compressed Air, Inc. was a defendant in an action brought in April 2004 in the District Court of Mesa County, Colorado, by the former owner of Mountain Air Drilling Service Company, Inc. from whom Mountain Compressed Air, Inc. acquired assets in 2001. (See Note 21. Legal Matters). In March 2005, the Company reached agreement with the plaintiff to settle the action. Under the terms of the agreement, the Company on April 1, 2005, paid the plaintiff $1.0 million in cash, and agreed to pay an additional $350,000 on June 1, 2006, and an additional $150,000 on June 1, 2007, in settlement of all claims.
      On April 1, 2005, the Company acquired 100% of the outstanding stock of Delta Rental Service, Inc. (“Delta”) for $4.6 million in cash and 223,114 shares of the Company’s common stock and two promissory notes totaling $350,000. Delta, located in Lafayette, Louisiana, is a rental tool company providing specialty rental items to the oil and gas industry such as spiral heavy weight drill pipe, test plugs used to test blow-out preventers, well head retrieval tools, spacer spools and assorted handling tools. For the year ended December 31, 2004, Delta had revenues of $3.3 million.
      On April 4, 2005, the Company amended its December 7, 2004 credit agreement with its lender to extend the final maturity of its credit facilities for one year to December 31, 2008, include the Company’s Delta and Downhole subsidiaries as parties to the credit agreement, and provide for increased availability under the $10.0 million revolving line of credit and the $6.0 million acquisition line of credit based on the receivables and assets of Delta and Downhole. Additionally, the amendment documented the lender’s consent to the $1.5 million settlement with the former owners of Mountain Air Drilling Service mentioned above and to the prepayment of the $4.0 million Jens’ subordinated seller note by an amount not to exceed $397,000.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except for share amounts)

	June 30,	December 31,
	2005	2004

	(unaudited)
ASSETS
Cash and cash equivalents	$2,693	$7,344
Trade receivables, net	18,001	12,986
Inventory	3,901	2,373
Lease receivable, current	180	180
Prepaid expenses and other	1,650	1,495

Total current assets	26,425	24,378
Property and equipment, net	49,585	37,679
Goodwill	11,892	11,776
Other intangible assets, net	6,175	5,057
Debt issuance costs, net	671	685
Lease receivable, less current portion	432	558
Other assets	119	59

Total assets	$95,299	$80,192

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$3,952	$5,541
Trade accounts payable	6,907	5,694
Accrued salaries, benefits and payroll taxes	834	615
Accrued interest	509	470
Accrued expenses	2,815	1,852
Accounts payable, related parties	75	740

Total current liabilities	15,092	14,912
Accrued postretirement benefit obligations	661	687
Long-term debt, net of current maturities	33,938	24,932
Other long-term liabilities	502	129

Total liabilities	50,193	40,660
Commitments and Contingencies
Minority interests	4,911	4,423

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value (20,000,000 shares authorized; 14,022,800 and 13,611,525 issued and outstanding at June 30, 2005 and December 31, 2004, respectively)	140	136
Capital in excess of par value	42,077	40,331
Accumulated deficit	(2,022)	(5,358)

Total stockholders’ equity	40,195	35,109

Total liabilities and stockholders’ equity	$95,299	$80,192

The accompanying Notes are an integral part of the Consolidated Condensed Financial Statements.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004

		(Restated)		(Restated)
Revenues	$23,588	$11,422	$42,922	$21,083
Cost of revenues
Direct costs	15,691	7,833	28,476	14,742
Depreciation	1,092	586	2,006	1,205

Total cost of revenues	16,783	8,419	30,482	15,947

Gross margin	6,805	3,003	12,440	5,136
General and administrative	3,465	1,670	6,459	2,554
Amortization	426	183	820	402

Income from operations	2,914	1,150	5,161	2,180
Other income (expense):
Interest	(645)	(499)	(1,166)	(1,068)
Other	10	18	158	205

Total other income (expense)	(635)	(481)	(1,008)	(863)

Net income before minority interest and income taxes	2,279	669	4,153	1,317
Minority interest in income of subsidiaries	(344)	(139)	(488)	(212)
Provision for foreign taxes	(166)	(117)	(329)	(220)

Net income	1,769	413	3,336	885
Preferred stock dividend	—	(36)	—	(124)

Net income attributed to common shareholders	$1,769	$377	$3,336	$761

Net income per common share:
Basic	$0.13	$0.06	$0.24	$0.15
Diluted	$0.12	$0.05	$0.22	$0.13
Weighted average shares outstanding:
Basic	13,967	6,256	13,800	5,091
Diluted	15,103	7,619	14,900	6,907
The accompanying Notes are an integral part of the Consolidated Condensed Financial Statements.

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months
	Ended June 30,

	2005	2004

		(restated)
Cash flows from operating activities:
Net income	$3,336	$885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,006	1,205
Amortization	820	402
Amortization of note discount	6	109
Minority interest in income of subsidiaries	488	212
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in accounts receivable	(3,024)	(1,482)
(Increase) in other current assets	(889)	(236)
Decrease (increase) in other assets	(375)	84
Increase in accounts payable	610	258
Increase in accrued interest	35	60
(Decrease) in accrued expenses	(296)	(429)
(Decrease) increase in accrued salaries, benefits and payroll taxes	172	(185)
(Decrease) in other long-term liabilities	—	(141)

Net cash provided by operating activities	2,889	742

Cash flows from investing activities:
Acquisition of Delta, net of cash received	(4,481)	—
Acquisition of Capcoil, net of cash received	(2,607)	—
Purchase of equipment	(5,463)	(1,879)

Net cash used in investing activities	(12,551)	(1,879)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	—	1,865
Proceeds from long-term debt, net	5,210	—
Repayments on long-term debt	—	(1,331)
Debt issuance costs	(199)	(211)

Net cash provided by financing activities	5,011	323

Net change in cash	(4,651)	(814)
Cash and cash equivalents at beginning of year	7,344	1,299

Cash and cash equivalents at end of period	$2,693	$485

Supplemental information:
Interest paid	$1,166	$1,068
Foreign taxes paid	$329	$220
Non-cash investing and financing transactions in connection with the acquisitions of Delta and Capcoil:
Fair value of net assets acquired	$(8,449)	$—
Goodwill and other intangibles	(1,515)	—
Value of common stock issued	1,750	—
Notes payable to Sellers of Delta	350	—
Debt assumed at closing	776	—

Net cash paid to acquire subsidiaries	$(7,088)	$—

The accompanying Notes are an integral part of the Consolidated Condensed Financial Statements.

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the Interim Periods Ended June 30, 2005 and June 30 2004
Note 1 — Nature of Business and Summary of Significant Accounting Policies
Nature of Operations
      We provide services and equipment to oil and gas exploration and development companies, principally in Texas, Louisiana, New Mexico, Colorado, Oklahoma, offshore in the United States Gulf of Mexico, and offshore and onshore in Mexico. We currently operate in five sectors of the oilfield service industry: directional and horizontal drilling; casing and tubing; compressed air drilling; production services; and rental tools.
      We derive operating revenues from rates per day and rates per job that we charge for the labor and equipment required to provide a service. The price we charge for our services depends upon several factors, including the level of oil and gas drilling activity and the competitive environment in the particular geographic regions in which we operate. Contracts are awarded based on price, quality of service and equipment and general reputation and experience of our personnel. The principal operating costs are direct and indirect labor and benefits, repairs and maintenance of our equipment, insurance, equipment rentals, fuel, depreciation and general and administrative expenses.
Basis of Presentation
      Our unaudited consolidated condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the presentations and disclosures herein are adequate to make the information not misleading. The unaudited consolidated condensed financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods. These unaudited consolidated condensed financial statements should be read in conjunction with our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.
      Certain reclassifications have been made to the prior year’s consolidated condensed financial statements to conform with the current period presentation.
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Future events and their effects cannot be perceived with certainty. Accordingly, our accounting estimates require the exercise of judgment. While management believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts, recoverability of long-lived assets and intangibles, useful lives used in depreciation and amortization, income taxes and valuation allowances. The accounting estimates used in the preparation of the consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.
      In December 2004, the Financial Accounting Standards Board issued FASB Staff Position No. 109-1, Application of Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, which provides guidance on the recently enacted American Jobs Creation Act of 2004. The Act provides a

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
tax deduction for income from qualified domestic production activities. FSP 109-1 provides for the treatment of the deduction as a special deduction as described in SFAS No. 109. As such, the deduction will have no effect on existing deferred tax assets and liabilities. The impact of the deduction is to be reported in the period in which the deduction is claimed on our U.S. tax return. We do not expect that this deduction will have a material impact on our effective tax rate in future years. FSP 109-1 is effective prospectively as of January 1, 2005.
      In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation, and focuses on accounting for share-based payments for services by employer to employee. The statement requires companies to expense the fair value of employee stock options and other equity-based compensation at the grant date. The statement does not require a certain type of valuation model and either a binomial or Black-Scholes model may be used. The provisions of SFAS No. 123R are effective for financial statements for annual or interim periods beginning after December 15, 2005. We are currently evaluating the provisions of SFAS No. 123R and will adopt SFAS No. 123R on January 1, 2006. Our future cash flows will not be impacted by the adoption of this standard.
      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which is effective for us beginning on December 15, 2005. SFAS No. 154 requires that all voluntary changes in accounting principles, including corrections of errors, are retrospectively applied to prior financial statements as if that principle had always been used, unless it is impracticable to do so. When it is impracticable to calculate the effects on all prior periods, SFAS No. 154 requires that the new principle be applied to the earliest period practicable. The adoption of SFAS No. 154 is not anticipated to have a material effect on our financial position or results of operations.

Note 2 —	Acquisitions
      On April 1, 2005, we acquired 100% of the outstanding stock of Delta Rental Service, Inc. for $4.6 million in cash, 223,114 shares of our common stock and two promissory notes totaling $350,000. The purchase price was allocated to fixed assets and inventory. Delta, located in Lafayette, Louisiana, is a rental tool company providing specialty rental items to the oil and gas industry such as spiral heavy weight drill pipe, test plugs used to test blow-out preventors, well head retrieval tools, spacer spools and assorted handling tools. For the year ended December 31, 2004, Delta had revenues of $3.3 million.
      On May 1, 2005, we acquired 100% of the outstanding capital stock of Capcoil Tubing Services, Inc. for $2.7 million in cash, 168,161 shares of our common stock and the payment or assumption of approximately $1.3 million of debt. Capcoil, located in Kilgore, Texas, is engaged in downhole well servicing by providing coil tubing services to enhance production from existing wells. Capcoil had revenues of $5.8 million for the year ended December 31, 2004. Goodwill of $117,000 and other identifiable intangible assets of $1.4 million were recorded in connection with the acquisition.
      The acquisitions were accounted for using the purchase method of accounting. The results of operations of the acquired entities since the date of acquisition are included in our consolidated condensed income statement. The following unaudited pro forma consolidated summary financial information illustrates the effects of the acquisitions of Delta and Capcoil on our results of operations, based on the

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
historical statements of operations, as if the transactions had occurred as of the beginning of the periods presented (in thousands, except per share amounts).

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004

		(restated)		(restated)
Revenues	$24,215	$16,744	$45,904	$31,019
Operating income	2,273	1,897	5,147	3,401
Net income	1,359	1,161	3,478	1,733
Net income per common share:
Basic	$0.10	$0.17	$0.25	$0.32
Diluted	$0.09	$0.15	$0.23	$0.25

Note 3 —	Stock-Based Compensation
      We account for our stock-based compensation using Accounting Principle Board Opinion No. 25. Under APB No. 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, we adopted the disclosure-only provisions of SFAS No. 123, Accounting For Stock-Based Compensation. We also adopted the disclosure-only provisions of SFAS No. 123 for the stock options granted to employees and directors. Accordingly, no compensation cost has been recognized under APB No. 25. Had compensation expense for the options granted been recorded based on the fair value at the grant date for the options, consistent with the provisions of SFAS No. 123, our net income and net income per share would have been decreased to the pro forma amounts indicated below (in thousands, except per share amounts):

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004

		(restated)		(restated)
Net income as reported	$1,769	$377	$3,336	$761
Less: stock based employee compensation expense determined under fair value based method for all awards, net of tax	(836)	—	(1,505)	—

Pro forma net income	$933	$377	$1,831	$761

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Basic net income per common share:
As reported	$0.13	$0.06	$0.24	$0.15
Pro forma	$0.07	$0.06	$0.13	$0.15
Diluted net income per common share:
As reported	$0.12	$0.05	$0.22	$0.13
Pro forma	$0.06	$0.05	$0.12	$0.13

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Options were granted in 2005. The following assumptions were applied in determining the pro forma compensation costs:

		For the
	For the	Six Months
	Three Months	Ended
	Ended	June 30,
	June 30, 2005	2005

Expected dividend yield	—	—
Expected price volatility	89.91%	98.65%
Risk-free interest rate	6.25%	6.63%
Expected life of options	7 years	7 years
Weighted average fair value of options granted at market value	$4.01	$3.12

Note 4 —	Income Per Common Share
      We compute income per common share in accordance with the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 requires companies with complex capital structures to present basic and diluted earnings per share. Basic earnings per share are computed on the basis of the weighted average number of shares of common stock outstanding during the period. For periods through April 12, 2004, preferred dividends are deducted from net income and have been considered in the calculation of income available to common stockholders in computing basic earnings per share. Diluted earnings per share is similar to basic earnings per share, but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible preferred stock, stock options, etc.) as if they had been converted. Potential dilutive common shares that have an anti-dilutive effect (e.g., those that increase income per share) are excluded from diluted earnings per share.

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The components of basic and diluted earnings per share are as follows (in thousands, except per share amounts):

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

		(restated)		(restated)
Numerator:
Net income available for common stockholders	$1,769	$377	$3,336	$761
Plus income impact of assumed conversions:
Preferred stock dividends	—	36	—	124

Net income applicable to common stockholders plus assumed conversions	$1,769	$413	$3,336	$885

Denominator:
Basic earnings per share — weighted average shares outstanding	13,967	6,256	13,800	5,091
Effect of potentially dilutive common shares:
Convertible preferred stock and employee and director stock options	1,136	1,363	1,100	1,816

Diluted earnings per share — weighted average shares outstanding and assumed conversions	15,103	7,619	14,900	6,907

Net income per share — basic	$0.13	$0.06	$0.24	$0.15

Net income per share — diluted	$0.12	$0.05	$0.22	$0.13

Note 5 —	Goodwill and Intangible Assets
      In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and indefinite-lived intangible assets are not permitted to be amortized. Goodwill and indefinite-lived intangible assets remain on the balance sheet and are tested for impairment on an annual basis, or when there is reason to suspect that their values may have been diminished or impaired. Goodwill and indefinite-lived intangible assets listed on the balance sheet totaled $11.9 million at June 30, 2005 and $11.8 million at December 31, 2004. Based on impairment testing performed during 2004 pursuant to the requirements of SFAS No. 142, these assets were not impaired.
      Intangible assets with definite lives continue to be amortized over their estimated useful lives. Definite-lived intangible assets that continue to be amortized under SFAS No. 142 relate to our purchase of customer-related and marketing-related intangibles. These intangibles have useful lives ranging from five to ten years. Amortization of intangible assets for the three months and six months ended June 30, 2005 were $485,000 and $651,000, respectively, compared to $104,000 and $236,000, respectively for the same periods last year. At June 30, 2005, net intangible assets totaled $6.2 million, net of $2.1 million of accumulated amortization.

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 6 — Restatement

Earnings Per Share.
      We understated diluted earnings per share due to an incorrect calculation of our weighted shares outstanding for the third quarter of 2003, for each of the first three quarters of 2004, for the years ended December 31, 2003 and 2004 and for the quarter ended March 31, 2005. Consequently, we have restated our financial statements for each of those periods. The incorrect calculation resulted from an improper application of SFAS No. 128. Based on the proper allocation of SFAS No. 128, weighted average diluted shares outstanding was 7,619,000 and 6,907,000 for the three and six months ended June 30, 2004, respectively, compared to the previously reported weighted average diluted shares outstanding of 10,237,000 and 8,394,000, respectively. The effect is to increase weighted average diluted earnings per share to $0.05 and $0.13 for the three and six months ended June 30, 2004, respectively, compared to $0.04 and $0.09 previously reported, respectively. Based on the proper application of SFAS No. 128, for the three months ended March 31, 2005, weighted average diluted shares outstanding was 14,695,000 compared to the previously reported weighted average diluted shares outstanding of 17,789,000. The effect is to increase diluted earnings per share to $0.11 compared to $0.09 previously reported.

AirComp Acquisition.
      In connection with the formation of AirComp LLC (“AirComp”) in 2003, we, along with M-I L.L.C. (“M-I”) contributed assets to AirComp in exchange for a 55% interest and 45% interest, respectively, in AirComp. We originally accounted for the formation of AirComp as a joint venture. However in February 2005, we determined that the transaction should have been accounted for using purchase accounting pursuant to SFAS No. 141, Business Combinations and recorded the sale of an interest in a subsidiary, in accordance with SEC Staff Accounting Bulletin No. 51, Accounting for Sales of Stock by a Subsidiary. Consequently, we restated our financial statements for the quarter ended September 30, 2003, for the year ended December 31, 2003 and for the three quarters ended September 30, 2004, to reflect the following adjustments:
      Increase in Book Value of Fixed Assets. Under joint venture accounting, we originally recorded the value of the assets contributed by M-I to AirComp at M-I’s historical cost of $6.9 million. Under purchase accounting, we increased the recorded value of the assets contributed by M-I by approximately $3.3 million to $10.3 million to reflect their fair market value as determined by a third party appraisal. In addition, under joint venture accounting, we established negative goodwill which reduced fixed assets in the amount of $1.6 million. The negative goodwill was amortized by us over the lives of the related fixed assets. Under purchase accounting, we increased fixed assets by $1.6 million to reverse the negative goodwill previously recorded and reversed amortization expenses recorded in 2004. As a result of the increase in fixed assets and the reversal of amortization of negative goodwill, depreciation expense increased by $218,000 for the six months ended June 30, 2004 and the year ended December 31, 2003. Therefore, fixed assets were increased by a total of $4.6 million at June 30, 2004.
      Increase in Minority Interest and Capital in Excess of Par Value. Under purchase accounting, minority interest was increased by $1.5 million, which was partially offset by minority interest expense of $44,000 for both the six months ended June 30, 2004 and the year ended December 31, 2003. Under purchase accounting, the capital in excess of par was increased by $955,000.

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A restated consolidated balance sheet at June 30, 2004, reflecting the above adjustments follows (in thousands):

	As
	Previously	At June 30, 2004	As
	Reported	Adjustments	Restated

Assets
Cash and cash equivalents	$485	$—	$485
Trade receivables, net	10,305	—	10,305
Lease receivable, current	180	—	180
Prepaid expenses and other	1,137	—	1,137

Total current assets	12,107	—	12,107
Property and equipment, net	27,234	4,571	31,805
Goodwill	7,661	—	7,661
Other intangible assets, net	2,054	—	2,054
Debt issuance costs, net	612	—	612
Lease receivable, less current portion	664	—	664
Deferred offering costs	2,650	—	2,650
Other	79	—	79

Total Assets	$53,061	$4,571	$57,632

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$4,848	$—	$4,848
Trade accounts payable	3,391	—	3,391
Accrued salaries, benefits and payroll taxes	677	—	677
Accrued interest	212	—	212
Accrued expenses	1,332	—	1,332
Accounts payable, related parties	541	—	541

Total current liabilities	11,001	—	11,001
Accrued postretirement benefit obligations	520	—	520
Long-term debt, net of current maturities	26,163	—	26,163
Other long-term liabilities	129	—	129
Redeemable warrants	1,500	—	1,500

Total Liabilities	39,313	—	39,313
Commitments and contingencies
Minority interests	2,782	1,411	4,193

Stockholders’ Equity
Common stock	63	—	63
Capital in excess of par value	18,593	955	19,548
Accumulated (deficit)	(7,690)	2,205	(5,485)

Total Stockholders’ Equity	10,966	3,160	14,126

Total Liabilities and Stockholders’ Equity	$53,061	$4,571	$57,632

      Increase in Net Income. As a result of the increase in fixed assets, depreciation expense was increased for the three months ended June 30, 2004 by $49,000. As a result of the reversal of amortization of negative goodwill, depreciation expense for the three months was increased by $30,000. These items,

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
along with a decrease in minority interest expense of $22,000 for the three months ended June 30, 2004, resulted in a reduction in net income attributable to common stockholders of $57,000 for the three months ended June 30, 2004.
      A restated consolidated income statement reflecting the above adjustments follows (in thousands, except per share amounts):

	Three Months Ended June 30, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Revenue	$11,422	$—	$11,422
Cost of revenues	8,340	79	8,419

Gross margin	3,082	(79)	3,003
General and administrative expense	1,853	—	1,853

Income (loss) from operations	1,229	(79)	1,150
Other income (expense):
Interest	(499)	—	(499)
Minority interests in income of subsidiaries	(161)	22	(139)
Other	18	—	18

Total other income (expense)	(642)	22	(620)

Net income (loss) before income taxes	587	(57)	530
Provision for foreign income tax	(117)	—	(117)

Net income (loss)	470	(57)	413
Preferred stock dividend	(36)	—	(36)

Net income (loss) attributed to common stockholders	$434	$(57)	$377

Net income per common share — basic	$0.07	$(0.01)	$0.06

Net income per common share — diluted	$0.04	$—	$0.04

Weighted average number of common shares outstanding:
Basic	6,253	—	6,253

Diluted	10,237	—	10,237

      Increase in Net Income. As a result of the increase in fixed assets, depreciation expense was increased for the six months ended June 30, 2004 by $98,000. As a result of the reversal of amortization of negative goodwill, depreciation expense for the six months was increased by $120,000. These items, along with a decrease in minority interest expense of $44,000 for the six months ended June 30, 2004, resulted in a reduction in net income attributable to common stockholders of $174,000 for the six months ended June 30, 2004.

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A restated consolidated income statement reflecting the above adjustments follows (in thousands, except per share amounts):

	Six Months Ended June 30, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Revenue	$21,083	$—	$21,083
Cost of revenues	15,729	218	15,947

Gross margin	5,354	(218)	5,136
General and administrative expense	2,956	—	2,956

Income (loss) from operations	2,398	(218)	2,180
Other income (expense):
Interest	(1,068)	—	(1,068)
Minority interests in income of subsidiaries	(256)	44	(212)
Other	205	—	205

Total other income (expense)	(1,119)	44	(1,075)

Net income (loss) before income taxes	1,279	(174)	1,105
Provision for foreign income tax	(220)	—	(220)

Net income (loss)	1,059	(174)	885
Preferred stock dividend	(124)	—	(124)

Net income (loss) attributed to common stockholders	$935	$(174)	$761

Net income (loss) per common share — basic	$0.18	$(0.03)	$0.15

Net income per common share — diluted	$0.11	$(0.02)	$0.09

Weighted average number of common shares outstanding:
Basic	5,077	—	5,077

Diluted	8,394	—	8,394

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A restated consolidated statement of cash flows reflecting the adjustments follows (in thousands):

	Six Months Ended June 30, 2004

	As
	Previously		As
	Reported	Adjustments	Restated

Cash Flows From Operating Activities:
Net income (loss)	$1,059	$(174)	$885
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,389	218	1,607
Fair value of warrant issued to consultant	14	—	14
Amortization of discount on debt	109	—	109
Minority interest in income of subsidiaries	256	(44)	212
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,482)	—	(1,482)
(Increase) in other current assets	(250)	—	(250)
Decrease in other assets	84	—	84
Increase in accounts payable	258	—	258
Increase in accrued interest	60	—	60
(Decrease) in accrued expenses	(429)	—	(429)
(Decrease) in other long-term liabilities	(141)	—	(141)
(Decrease) in accrued employee benefits and payroll taxes	(185)	—	(185)

Net Cash Provided by Operating Activities	742	—	742
Cash Flows From Investing Activities:
Purchase of equipment	(1,879)	—	(1,879)
Proceeds from sale of equipment	—	—	—

Net Cash Used by Investing Activities	(1,879)	—	(1,879)
Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net	1,865	—	1,865
Repayments of long-term debt	(1,331)	—	(1,331)
Debt issuance costs	(211)	—	(211)

Net Cash Provided by Financing Activities	323	—	323

Net decrease in cash and cash equivalents	(814)	—	(814)
Cash and cash equivalents at beginning of the year	1,299	—	1,299

Cash and cash equivalents at end of the period	$485	$—	$485

Supplemental information:
Interest paid	$1,068	$—	$1,068

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 7 — Inventories
      Inventories are comprised of the following (in thousands):

	June 30,	December 31,
	2005	2004

Hammer bits
Finished goods	$660	$857
Work in process	495	385
Raw materials	375	151

Total hammer bits	1,530	1,393
Hammers	577	417
Chemicals	204	254
Coiled tubing and related inventory	1,193	309
Shop supplies and related inventory	397	—

Total inventory	$3,901	$2,373

Note 8 — Debt
      Our long-term debt consists of the following (in thousands):

	June 30,	December 31,
	2005	2004

Debt of Allis-Chalmers Energy
Revolving line of credit	$6,875	$2,353
Bank term loan	5,064	6,335
Capital expenditure and acquisition line	6,000	—
Notes payable to former directors	96	402
Debt of Jens’ Oilfield Service, Inc.
Subordinated seller note	3,331	4,000
Note payable under non-compete agreement	391	514
Bank term loans	1,030	584
Debt of Strata Directional Technology, Inc.
Vendor financing	420	1,164
Debt of Safco Oil Field Products, Inc. and Delta
Note payable under non-compete agreement	150	150
Note payable to former owners of Delta	350	—
Debt of Downhole Injection Services, LLC and Capcoil
Vehicle and equipment installment notes	160	60
Note payable under non-compete agreements	330	—
Debt of Mountain Compressed Air Inc.
Term loan	172	198
Seller note	500	1,600

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	June 30,	December 31,
	2005	2004

Debt of AirComp
Revolving line of credit	520	1,520
Bank term loan	6,203	6,775
Delayed draw term loan	1,480	—
Subordinated note payable to M-I	4,818	4,818

Total debt	37,890	30,473
Less: short-term debt and current maturities	3,952	5,541

Long-term debt obligations	$33,938	$24,932

      Prior to July 11, 2005, we had a credit agreement dated December 7, 2004 that provided for the following credit facilities:

•	A $10.0 million revolving line of credit. Borrowings were limited to 85% of eligible accounts receivables, as defined. Outstanding borrowings under this line of credit were $6.9 million as of June 30, 2005.

•	A term loan with a principal balance at June 30, 2005 of $5.1 million payable in monthly payments of principal of $105,583. We were also required to prepay this term loan by an amount equal to 20% of receipts from our largest customer in Mexico.

•	A $6.0 million capital expenditure and acquisition line of credit. Borrowings under this facility were payable monthly over four years beginning in January 2006. Outstanding borrowings under this line of credit were $6.0 million as of June 30, 2005.
      These credit facilities were to mature on December 31, 2008 and were secured by liens on substantially all of our assets. The agreement governing these credit facilities contained customary events of default and financial covenants. It also limited our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens and sell assets. Interest accrued at an adjustable rate based on the prime rate. The interest rate was 7.0% as of June 30, 2005. We paid a 0.5% per annum fee on the undrawn portion of the revolving line of credit and the capital expenditure line.
      On July 11, 2005, we replaced our credit agreement described above with a new credit agreement (See Note 13 — Subsequent Events).
      Our Jens subsidiary’ has a subordinated note with a balance of $3.3 million at June 30, 2005 payable to Jens Mortensen, who sold Jens’ to us and is one of our directors. The note accrues interest at a fixed rate of 7.5% and provides for quarterly interest payments. In July 2005, the maturity of the subordinated note was extended from January 2006 to October 2007 and we agreed to make a $300,000 principal pre-payment on August 31, 2005. In connection with the purchase of Jens’ in 2002, we also agreed to pay a total of $1.2 million to Mr. Mortensen in exchange for a non-compete agreement. We are required to make monthly payments of $20,576 through January 31, 2007. As of June 30, 2005, the balance due was approximately $391,000, including $247,000 classified as short-term. The note is subordinated to the rights of our bank lenders.
      Jens’ also has several small equipment financings and a real estate loan which in the aggregate total $1.0 million as of June 30, 2005. Jens’ has two bank term loans aggregating $185,000 which accrue interest at an adjustable rate based on the prime rate (8.25% at June 30, 2005) and which require monthly payments of $13,000 plus accrued interest. The maturity date of one of the loans, with a balance of $143,000, is September 17, 2006, while the second loan, with a balance of $44,000, matures January 12,

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2007. Jens also has a five-year equipment loan with a principal balance of $293,000 at June 30, 2005. The loan is payable in monthly installments of principal and interest equal to $6,449 per month through December 2009. Finally, Jens’ has a real estate loan which is payable in equal monthly installments of $4,344 with the remaining outstanding balance due on January 1, 2010. The interest rate floats based on the prime rate. The outstanding principal balance was $552,000 at June 30, 2005.
      Our Strata subsidiary entered into a short-term vendor financing agreement that provides extended payment terms for the purchase, lease and repair costs related to downhole drill motors. As of June 30, 2005, the outstanding balance was $420,000. Interest is payable monthly at a fixed rate of 8.0% and the principal is due in December 2005.
      In connection with the purchase of Safco, we agreed to pay a total of $150,000 to the sellers in exchange for a non-compete agreement. We are required to make annual payments of $50,000 through September 30, 2007. As of June 30, 2005, the balance due was $150,000. In connection with the purchase of Delta, we issued to the sellers a note in the amount of $350,000. The note bears interest at 2% and the principal and accrued interest is due on April 1, 2006. As of June 30, 2005, the balance was $350,000.
      Our Downhole subsidiary has various vehicle installment notes totaling $160,000 at June 30, 2005. In connection with the purchase of our Capcoil subsidiary, we agreed to pay the sellers $500,000 in exchange for a non-compete agreement. As of June 30, 2005, the balance due was $330,000 and is payable in 3 annual installments of $110,000.
      Prior to July 11, 2005, AirComp had the credit facilities described below. These credit facilities were repaid in connection with our acquisition of the minority interest in AirComp and the refinancing of our bank credit facilities described in Note 13 — Subsequent Events.

•	A $3.5 million bank line of credit of which $520,000 was outstanding at June 30, 2005. Interest accrued at an adjustable rate based on the prime rate. The average interest rate was 7.0% as of June 30, 2005. We paid a 0.5% per annum fee on the undrawn portion. Borrowings under the line of credit were subject to a borrowing base consisting of 80% of eligible accounts receivable.

•	A term loan with a principal balance of $6.2 million as of June 30, 2005 that accrued interest at an adjustable rate based on either LIBOR or the prime rate. The average interest rate was 8.25% as of June 30, 2005. Principal payments of $286,000 plus interest were due quarterly, with a final maturity date of June 27, 2007.

•	A “delayed draw” term loan facility in the amount of $1.5 million to be used for capital expenditures. Interest accrued at an adjustable rate based on either the LIBOR or the prime rate. Quarterly principal payments were to commence on March 31, 2006 in an amount equal to 5.0% of the outstanding balance as of December 31, 2005, with a final maturity of June 27, 2007. The outstanding principal balance was $1.5 million as of June 30, 2005.
      The AirComp credit facilities were secured by liens on substantially all of AirComp’s assets. The agreement governing these credit facilities contained customary events of default and required that AirComp satisfy various financial covenants. It also limited AirComp’s ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens and sell assets. We guaranteed 55% of the obligations of AirComp under these facilities.
      At June 30, 2005, AirComp also had a subordinated note payable to M-I in the amount of $4.8 million bearing interest at an annual rate of 5.0%. In 2007 each party could elect to cause AirComp to sell its assets (or the other party could buy out the electing party’s interest), and in such event the note (including accrued interest) would have been due and payable. The note was also due and payable if M-I sold its interest in AirComp or upon a termination of AirComp. At June 30, 2005, $509,000 of interest

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
was included in accrued interest. This note was assigned to us in connection with the purchase of M-I’s interest in AirComp in July 2005 (See Note 13 — Subsequent Events).
      In 2000, we compensated directors, including current directors Nederlander and Toboroff, who served on our board of directors from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000. The notes accrued interest at the rate of 5.0% per annum and matured on March 31, 2005. As of June 30, 2005, notes totaling $96,300, including accrued interest, remained outstanding.
      As part of the acquisition of Mountain Air in 2001, we issued a note to the sellers of Mountain Air in the original amount of $2.2 million accruing interest at a rate of 5.75% per annum. The note was reduced to $1.5 million as a result of the settlement of a legal action against the sellers in 2003. In March 2005, we reached an agreement with the sellers and holders of the note as a result of an action brought against us by the sellers. Under the terms of the agreement, we paid the plaintiff $1.0 million in cash, and agreed to pay an additional $350,000 on June 1, 2006, and an additional $150,000 on June 1, 2007, in settlement of all claims. (See Note 12 — Legal Matters). Mountain Air also has a term loan in the amount of $172,000 at June 30, 2005 accruing interest of 5.0% per annum. Principal and interest of $5,039 are payable monthly with a final maturity date of June 30, 2008.
      Our Chief Executive Officer and Chairman, Munawar H. Hidayatallah, was a personal guarantor of the Jens’ subordinated seller note. We have paid Mr. Hidayatallah an annual guarantee fee equal to one-quarter of one percent of the total amount of the debt guaranteed by Mr. Hidayatallah. These fees aggregated $3,625 and $7,250 during the three and six months ended June 30, 2005, respectively. As of July 2005, Mr. Hidayatallah is no longer a guarantor of any of our debt.
Note 9 — Stockholders’ Equity
      As of January 1, 2005, we executed a business development agreement with CTTV Investments LLC, an affiliate of ChevronTexaco Inc., whereby we issued 20,000 shares of our common stock to CTTV and further agreed to issue up to an additional 60,000 shares to CTTV contingent upon our subsidiaries receiving certain levels of revenues in 2005 from ChevronTexaco and its affiliates. CTTV was a minority owner of Downhole.
      In connection with the Delta and Capcoil acquisitions (See Note 2 — Acquisitions), we issued 223,114 and 168,161 shares of our common stock, respectively.
Note 10 — Reverse Stock Split
      We effected a reverse stock split on June 10, 2004. As a result of the reverse stock split, every five shares of our common stock were combined into one share of common stock. The reverse stock split reduced the number of shares of outstanding common stock from 31,393,789 to approximately 6,265,000 and reduced the number of our stockholders from 6,070 to approximately 2,140. All share and related amounts presented have been retroactively adjusted for the stock split.
Note 11 — Segment Information
      At June 30, 2005, we had five operating segments including Directional Drilling Services (Strata), Casing and Tubing Services (Jens’), Compressed Air Drilling Services (AirComp), Production Services (Downhole and Capcoil) and Rental Tools (Safco and Delta). All of the segments provide services to the energy industry. The revenues, operating income (loss), depreciation and amortization, interest, capital

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
expenditures and assets of each of the reporting segments, plus the corporate function, are reported below (in thousands):

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004

		(restated)		(restated)
Revenues
Directional drilling services	$10,934	$6,422	$20,835	$11,675
Casing and tubing services	3,933	2,447	7,493	4,386
Compressed air drilling services	4,866	2,553	9,047	5,022
Production services	2,289	—	3,607	—
Rental tools	1,566	—	1,940	—

	$23,588	$11,422	$42,922	$21,083

Operating Income (Loss):
Directional drilling services	$1,495	$727	$3,373	$1,389
Casing and tubing services	1,354	783	2,679	1,225
Compressed air drilling services	1,002	339	1,529	594
Production services	36	—	(2)	—
Rental tools	405	—	326	—
General corporate	(1,378)	(699)	(2,744)	(1,028)

	$2,914	$1,150	$5,161	$2,180

Depreciation and Amortization:
Directional drilling services	$207	$113	$357	$214
Casing and tubing services	468	356	908	717
Compressed air drilling services	422	275	870	626
Production services	189	—	325	—
Rental tools	176	—	265	—
General corporate	56	25	101	50

	$1,518	$769	$2,826	$1,607

Interest Expense:
Directional drilling services	$2	$67	$24	$142
Casing and tubing services	97	155	196	320
Compressed air drilling services	219	158	450	317
Production services	3	—	4	—
Rental tools	1	—	1	—
General corporate	323	119	491	289

	$645	$499	$1,166	$1,068

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004

		(restated)		(restated)
Capital Expenditures:
Directional drilling services	$937	$83	$1,200	$788
Casing and tubing services	217	46	1,857	425
Compressed air drilling services	1,147	338	1,926	664
Production services	253	—	290	—
Rental tools	7	—	7	—
General corporate	174	1	183	2

	$2,735	$468	$5,463	$1,879

	As of

	June 30,	December 31,
	2005	2004

Goodwill:
Directional drilling services	$4,168	$4,168
Casing and tubing services	3,673	3,673
Compressed air drilling services	3,510	3,510
Production services	541	425
Rental tools	—	—
General corporate	—	—

	$11,892	$11,776

Assets:
Directional drilling services	$18,094	$14,166
Casing and tubing services	23,279	21,197
Compressed air drilling services	28,186	29,147
Production services	11,055	5,472
Rental tools	8,573	1,625
General corporate	6,112	8,585

	$95,299	$80,192

	For the Three Months		For the Six Months
	Ended		Ended

	June 30,		June 30,
	2005	2004	2005	2004

		(restated)		(restated)
Revenues:
United States	$21,832	$10,259	$39,393	$18,891
International	1,756	1,163	3,529	2,192

	$23,588	$11,422	$42,922	$21,083

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 12 —	Legal Matters
      We are named from time to time in legal proceedings related to our activities prior to our bankruptcy in 1988. However, we believe that we were discharged from liability for all such claims in the bankruptcy and believe the likelihood of a material loss relating to any such legal proceeding is remote.
      On December 31, 2004, Mountain Air was a defendant in an action brought in April 2004 in the District Court of Mesa County, Colorado, by the former owner of Mountain Air Drilling Service Company, Inc., from whom Mountain Air acquired assets in 2001. The plaintiff sought to accelerate payment of the note issued in connection with the acquisition and sought $1.9 million in damages (representing principal and interest due under the note), on the basis that Mountain Air failed to provide financial statements required by the note. We raised several defenses to the plaintiff’s claim. In March 2005, we reached an agreement with the plaintiff to settle the action and paid to the plaintiff $1.0 million on April 1, 2005 and agreed to pay an additional $350,000 on June 1, 2006, and $150,000 on June 1, 2007, in settlement of all amounts due under the promissory note and all other claims.
      We are also involved in various other legal proceedings in the ordinary course of business. The legal proceedings are at different stages; however, we believe that the likelihood of material loss relating to any such legal proceeding is remote.
Note 13 — Subsequent Events
      On July 11, 2005, we replaced our credit agreement described above with a new credit agreement which provides for the following senior secured credit facilities:

•	A $13.0 million revolving line of credit. Borrowings are limited to 85% of eligible accounts receivable and 50% of eligible inventory (up to a maximum of $2.0 million of borrowings based on inventory). This facility will be used to finance working capital requirements and other general corporate purposes, including the issuance of standby letters of credit.

•	Two term loans totaling $42.0 million.
      We borrowed $43.0 million against the facilities to refinance our existing credit facility and the AirComp credit facility, to fund the acquisition of M-I’s interest in AirComp and the air drilling assets of W.T. Enterprises, Inc. and to pay transaction costs related to the refinancing and the acquisitions.
      The new credit facilities will mature in July 2007. Amounts outstanding under the term loans as of July 2006 will be repaid in monthly principal payments based on a 48 month repayment schedule with the remaining balance due at maturity. Additionally, during the second year, we will be required to prepay the remaining balance of the term loans by 75% of excess cash flow, if any, after debt service and capital expenditures. The interest rate payable on borrowings is based on a margin over the London Interbank Offered Rate, referred to as LIBOR, or the prime rate, and there is a 0.5% fee on the undrawn portion of the revolving line of credit. The margin over LIBOR will increase by 1.0% in the second year. The credit facilities are secured by substantially all of our assets and contain customary events of default and financial and other covenants, including limitations on our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens and sell assets.

ALLIS-CHALMERS ENERGY INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On July 11, 2005, we acquired from M-I its 45% equity interest in AirComp and a subordinated note in the principal amount of $4.8 million issued by AirComp, for which we paid M-I $7.1 million in cash and issued a new $4.0 million subordinated note bearing interest at 5% per annum. As a result, we now own 100% of AirComp. The funds required to complete the purchase were provided by our new credit facility. The subordinated note issued to M-I requires quarterly interest payments and the principal amount is due October 9, 2007. The subordinate note is convertible into up to 700,000 shares of our common stock at a conversion price equal to the market value of the common stock at the time of conversion. We also agreed to register the resale of such shares in our next registration statement of common stock (not including our Registration Statement on Form S-1 filed on June 24, 2005).
      On July 11, 2005, we acquired the air drilling assets of W.T. Enterprises, Inc. for $6.0 million in cash. The funds required to complete the purchase were provided by our new credit facility. The equipment includes 22 compressors, 9 boosters, 8 mist pumps and several vehicles. The former owner of W.T. Enterprises, William M. Watts, entered into a 2 year employment contract with AirComp and will be employed in our West Texas compressed air drilling operations.